Exhibit 10.20

MASTER MANUFACTURING AND DISTRIBUTION AGREEMENT

This MASTER MANUFACTURING AND DISTRIBUTION AGREEMENT (“Agreement”) is entered into as of April 28, 2004 (the “Effective Date”) by and between DANGER, INC., a Delaware corporation, having its principal place of business at 3101 Park Blvd., Palo Alto, California 94306, USA (“Danger”), and SHARP CORPORATION, a corporation organized under the laws of Japan, having its principal place of business at 22-22 Nagaike-cho, Abeno-ku, Osaka 545-8522, Japan (“Sharp”). Danger and Sharp may hereafter be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Danger has developed and owns certain proprietary technology and know-how relating to wireless devices and related software;

WHEREAS, Sharp is engaged in the business of designing, manufacturing and selling electronic products, including wireless handsets and other telecommunications equipment; and

WHEREAS, Sharp and Danger desire to enter into this Agreement to establish a relationship in which Sharp manufactures, markets and sells Products (as defined below) for the North American and European territories.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. DEFINITIONS. The capitalized terms set forth below shall be defined as follows:

1.1 “Affiliate” means any person or entity controlling, controlled by or under common control with, a Party to this Agreement, such control being exercised through the ownership or control, directly or indirectly, of more than fifty percent (50%) of the voting power of the shares entitled to vote for the election of directors or other governing authority of such entity as of the date of this Agreement or hereafter, provided that such person or entity shall be considered an Affiliate of that Party only during the time such ownership or control exists.

1.2 “Approved Carriers” means wireless network operators that Sharp (or its Affiliates or authorized distributors) and Danger agree in writing are authorized to purchase Products from Sharp, its Affiliates or its authorized distributors for distribution to End Users. The Parties agree that the following companies and their Affiliates are

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Approved Carriers: [ * ]. The Parties acknowledge that Products may not be sold into every country in which an Approved Carrier operates. The specific countries will be determined by Sharp’s, its Affiliates’ or its authorized distributors’ arrangements with Approved Carriers and the availability of reverse logistics services in a particular country.

1.3 “Business Day” shall mean a day during the regular work week (Monday through Friday) that is not a national holiday or a company holiday in the United States (in the case of Danger) or Japan (in the case of Sharp).

1.4 “Carrier Customers” means Approved Carriers who enter into written agreements to purchase Products from Sharp, its Affiliates or authorized distributors and the Danger Service Software from Danger.

1.5 “Certified Product Design” means a Product Design that has been approved by the Parties (in order to confirm compatibility with the Danger Software) for Products to be manufactured by Sharp.

1.6 “Danger Design Technology” means, collectively, the Reference Designs, product designs, and any other design specifications (including both hardware and software specifications), or design or technical information provided by Danger to Sharp, except that Danger Design Technology does not include the Danger Software.

1.7 “Danger Marks” means the trademarks, trade names, service marks and/or logos specified in Exhibit B, which may be reasonably modified by Danger from time to time.

1.8 “Danger Service Software” means Danger’s back-end software and services for providing End Users with content and functionality for the Product, such as email, instant messaging, Internet browser, address book, calendar, camera, data synchronization (between Danger’s data center servers and the Danger Client Software) and premium application downloads.

1.9 “Danger Client Software” means any Danger proprietary software (including firmware), in object code form, that is installed on the Products, including, without limitation the hiptop® operating system and hiptop® application software.

1.10 “Danger Software” means, collectively, the Danger Service Software and the Danger Client Software.

1.11 “End User” means an individual consumer who purchases a Product for such consumer’s own personal use and not for resale or further distribution.

1.12 “GSM” means the Global System for Mobile Communication and all Intellectual Property Rights related thereto including, without limitation, any Intellectual Property Rights which the holder thereof has notified the European Telecommunications Standards Institute (“ETSI”) are “essential”, or potentially “essential”, to the ETSI standards for GSM.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.13 “Intellectual Property Rights” means any and all intellectual property rights worldwide arising under statutory law, common law or by contract and whether or not perfected, including without limitation, all: (i) patents, patent applications and patent rights; (ii) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, mask works rights, mask work applications, mask work registrations; (iii) rights relating to the production of trade secrets and confidential information; (iv) any rights analogous to those set forth in this section and any other proprietary rights relating to intellectual property; and (v) divisionals, continuations, renewals, reissues and extension of the foregoing (as and to the extent applicable) now existing, hereafter filed, used or acquired, and whether registered or unregistered.

1.14 “M-1” means the first Product to be manufactured under this Agreement. The M-1 is further described in the Product Plan attached hereto as Exhibit A-1. Changes to, modifications of and derivatives of the M-1 shall be deemed new Products, unless the Parties amend Exhibit A-1 to incorporate such changes, modifications or derivatives into the M-1 or unless the changes are merely software changes or cosmetic hardware changes for customization per a Carrier Customer’s request.

1.15 “Out-of-Pocket Expense” (whether or not capitalized in this Agreement) means an expense or cost incurred by one party which requires an actual payment to a third party (e.g. travel expenditures for airfare, lodging and meals). A Party will only be required to reimburse the other Party for out-of-pocket expenses where explicitly stated in this Agreement.

1.16 “Product(s)” means a multifunction wireless device that is (a) manufactured by Sharp in accordance with a Certified Product Design; (b) for which the Parties have executed a Product Plan and (c) compatible with the Danger Software and no other software or services with similar functionality.

1.17 “Product Design” means a complete and comprehensive design for a Product that includes all hardware, software, and material specifications for the Product and that includes the physical design and appearance of the Product.

1.18 “Product Plan” shall have the meaning set forth in Section 3.2.

1.19 “Reference Designs” means Danger’s schematics, specifications, minimum hardware requirements, and other documentation relating to the hardware design of a Product.

1.20 “Sharp Marks” means the trademarks, trade names, service marks and/or logos specified in Exhibit C, which may be reasonably modified by Sharp from time to time.

1.21 “Sharp Design Technology” means collectively, any Product designs and any other design specifications (including both hardware and software specifications) or design or technical information developed by Sharp that are not based on the Danger Design Technology.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.22 “Tier 3 Support” means that if a Carrier Customer’s “Tier 2” support group cannot answer questions posed by End Users, Danger will provide support directly to Carrier Customer’s “Tier 2” customer support group in order to help answer the questions. For purposes of clarification, Carrier Customers’ customer support organizations are generally organized into a “Tier 1” group (call center operators who field calls from End Users) and a “Tier 2” group (call center managers or escalation specialists who answer questions that the “Tier 1” group cannot answer).

2. REVENUE MODEL.

2.1 Sharp Revenue. The Parties anticipate that Sharp will generate revenue under this Agreement by selling Products to Carrier Customers and by selling content (either developed by Sharp or its partners) that is downloaded via the Danger Server Software in accordance with Danger’s developer program.

2.2 Danger Revenue. The Parties anticipate that Danger will generate revenue under this Agreement by (i) charging Carrier Customers activation and monthly service fees for providing the Danger Service Software; and (ii) charging Carrier Customers for content that is distributed via the Danger Service Software.

3. FRAMEWORK AGREEMENT. The Parties intend for this Agreement to provide a framework for the Parties to develop, manufacture and sell M-1 and future Products. Specific details for each Product covered by this Agreement will be set forth in separate “Product Plans” (as described below). The M-1 Product Plan is attached hereto as Exhibit A-1.

3.1 Financial Discussions. Prior to the development and manufacture of a new Product, the Parties shall discuss the financial terms for the new Product. In particular, the Parties shall determine whether or not Danger will require [ * ] from Sharp in exchange for [ * ] and/or Danger [ * ] or other payments (e.g. [ * ]) for [ * ] or [ * ] The Parties anticipate that all [ * ] and the [ * ] will be [ * ] unless [ * ] to the [ * ] or the [ * ] The Parties envision that the following list of changes, which list is not exhaustive, qualify as [ * ] that could require [ * ]

3.2 Product Plans. With respect to each Product developed hereunder, the Parties will execute a product plan, in the form attached hereto as Exhibit A, setting forth the hardware and software specifications, development schedule, test plan, commercial launch date, Sales and Marketing Plan (as defined in Section 9 below), and any other items mutually agreed to for that particular Product version (each, a “Product Plan”). Each Product Plan shall set forth specific development, testing, manufacturing, commercial and other obligations of each Party with respect to that particular Product. Each Party agrees to fulfill its respective development, testing, manufacturing and commercial obligations set forth in each Product Plan in accordance with the schedules set forth therein. Each Product Plan will be numbered consecutively (i.e., Exhibit A-1, A-2, etc.) and will be signed by authorized representatives of each Party. The M-1 Product Plan is attached hereto as Exhibit A-1. In the event of a conflict between any Product Plan and the main body of this Agreement, the Product Plan shall govern.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.3 Product Lifecycle Management. Sharp and Danger agree to conduct reviews at least once per quarter to evaluate: (a) bug fixes and necessary enhancements to the Danger Software and each Party’s Product Designs to ensure customer satisfaction; (b) hardware changes and engineering change orders; (c) feature upgrades to enhance Product positioning and drive additional sales; (d) expense reduction opportunities and (e) end-of-life decisions regarding particular versions of the Product and the eventual phase out of support with respect to such Product versions. Sharp will provide Danger at least six (6) months notice prior to discontinuing production (“end of life”) of a Product or parts for a Product.

3.4 Development Roadmap. The Parties will cooperate to develop a product roadmap and associated schedule that reflects the direction and future evolution of the Products and Danger Software. The roadmap may include plans for major releases of, or other modifications to, the Products or Danger Software, such as different industrial designs, cost reductions, and other new features as to which the Parties may mutually agree. Except as expressly provided herein, each Party will be responsible for the costs of its development obligations hereunder.

3.5 Technical Contacts. Danger and Sharp will each designate a technical contact as the primary individual responsible for facilitating communications between the Parties and for coordinating all activities associated with a Product Plan (the “Technical Contacts”), including but not limited to, meeting on a regular basis to assess the status of the development efforts under this Agreement. The Technical Contacts for each Party shall be set forth in the applicable Product Plan.

4. SHARP RESPONSIBILITIES.

4.1 Manufacturing and Shipping.

(a) Sharp shall be responsible for Product manufacturing, and the fulfillment of orders for Products, including shipping and delivery. Sharp may utilize its Affiliates to assist in performing its manufacturing obligations and it may use its Affiliates and authorized distributors to assist it in performing its order fulfillment obligations; provided in all such cases Sharp shall be liable for its Affiliates and authorized distributors’ compliance with this Agreement. As part of its manufacturing obligations Sharp will develop sufficient tests and will thoroughly test all manufactured Products to ensure that they comply with the Reference Designs, the Certified Product Design, and the Product Plan. If any errors or deficiencies are discovered, Sharp will provide Danger with a detailed description of such errors or deficiencies and the Parties will work together to rectify such errors or deficiencies.

(b) The Parties shall discuss Sharp’s lead times for manufacture and shipment of Product so each party is informed. In the event any changes to Sharp’s lead time for manufacture of Products occur, the Party on notice of the change shall notify the other Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Sharp will be responsible for ensuring an adequate supply of spare parts to distributors or repair facilities so warranty returns can be repaired and sent back to the field without undue delay.

4.2 Sales and Account Management.

(a) Carrier Customer Agreements. Sharp, its Affiliates, or its authorized distributor will use best efforts to enter into separate handset supply agreements with Approved Carriers (each, a “Carrier Customer Agreement”) whereby such Approved Carriers will place purchase orders for Products. If Sharp wants to grant any Carrier Customer exclusive rights to distribute the Products in any territory, the Parties shall discuss and mutually agree on the rights to be granted. The Carrier Customer Agreement will, at a minimum, address the following points:

(i) Replacement Products, “Seed Stock” and Non-Working Display Units. Sharp shall provide seed stock so Carrier Customers can handle returns easily and shall offer mock-up, non-working display units to Carrier Customers to support sales.

(ii) Warranty and Reverse Logistics. Sharp shall be solely responsible for providing a warranty to the Carrier Customer stating that the Products will be free from defects in workmanship, materials, and hardware design and will comply with the Certified Product Design. Sharp shall, either directly or through its Affiliates or authorized distributors, make sure that spare parts for each Product will be available for a period of [ * ] years following the commercial launch of such Product. Notwithstanding the foregoing, Sharp shall have no obligation to provide items printed for production (e.g. end user manual, product packaging) for longer than [ * ] year following Product discontinuation.

(iii) Marketing and Sales Support. Sharp shall, either directly or through its Affiliates or authorized distributors, use best efforts to promote and sell Products and will assign appropriate resources to manage sales to Carrier Customers.

(b) Carrier Approval Process. Except for M-1, Sharp, either directly or through its Affiliates or authorized distributors, shall be responsible for satisfying Approved Carrier process or tests for approval of a Product. Danger shall provide Sharp, its Affiliates and authorized distributors support for the carrier approval process as set forth in Section 5.7. The Parties’ respective responsibilities for the carrier approval process for M-1 is set forth in Exhibit A-1 (M-1 Product Plan).

4.3 Hardware Design for Future Products, Approvals.

(a) Sharp shall develop Product Designs for future Products. Sharp and Danger will work together in good faith to develop a Product Plan for each such Product and the expected price range to be charged by Sharp to Carrier Customers for each such Product. Sharp will allocate sufficient engineering resources to fulfill its development obligations hereunder.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Sharp will provide Danger with support for Sharp’s Product Designs so Danger may evaluate such Products Designs and create or modify Danger Software as necessary. Sharp will cooperate with Danger in Danger’s development efforts for designs of future Products, including providing feedback on design concepts, suggesting suppliers, and suggesting how contemplated products would fit into Sharp’s planned product lines.

(c) Sharp shall, at its expense, make all necessary tooling and test equipment for the design and manufacture of each Product (except for M-1, which is described in the attached Product Plan) unless otherwise agreed to in writing by the Parties. Tooling and test equipment provided by one Party to the other or paid by one Party shall remain the property of the supplying or paying Party, as the case may be. In the event this Agreement terminates for a reason other than for Danger’s material breach, Danger shall have the right to purchase any Sharp owned tooling and test equipment for a Product at a reasonable price. The price shall be negotiated by the parties in good faith, and shall be based on the tooling/test equipment’s remaining productive life as estimated using a straight-line depreciation calculation. For the M-1 Product, the Parties shall allocate the tooling for the Product as set forth in the Product Plan.

(d) For each Product version manufactured hereunder, Sharp shall provide Danger, [ * ], with [ * ] of such Products for testing, evaluation and field trials. Unless otherwise agreed to in a Product Plan, the allocation of such Products shall be [ * ] engineering verification testing (EVT) units, [ * ] design verification testing (DVT) units and [ * ] process verification testing (PVT) units. In addition, as requested by Danger, Sharp shall provide Danger with additional EVT, DVT and PVT units at Sharp’s manufacturing cost.

(e) Sharp shall provide Approved Carriers and Carrier Customers with Products for testing, evaluation and field trials in accordance with terms agreed upon between Sharp and such parties.

(f) Regulatory and Industry Approvals.

(i) Except for the M-1 Product for which Danger shall be responsible (See Section (f)(ii) below), Sharp, at its expense, shall ensure that all Products (other than the M-1) comply with all applicable governmental regulations (including FCC and CE requirements). Sharp, at its expense, shall also obtain any industry-required approvals (including PTCRB and GCF requirements) for the Product. Danger shall provide Sharp with reasonable support for such approvals at no charge, unless otherwise set forth in a Product Plan; provided, however, Sharp shall reimburse Danger for all out-of-pocket expenses incurred by Danger to provide such support.

(ii) Danger shall be responsible, [ * ], for ensuring that the M-1 Product complies with all applicable governmental regulations (including FCC and CE requirements) and for obtaining any industry-required approvals (for example PTCRB and GCF requirements). If, after Danger has obtained regulatory certification and industry approvals, Sharp wishes to make any changes to the M-1 Product or accessories,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

including but not limited to parts from new suppliers, design or manufacturing changes, Sharp shall first propose such changes to Danger in writing. If, in Danger’s opinion, any of the proposed changes require recertification or reapproval, Sharp shall [ * ] for seeking such recertification and/or reapproval; provided however, Danger shall be responsible for [ * ] for recertification and/or reapproval if Sharp’s change is [ * ] the Danger Design Technology or the Danger Software. In the event Danger incurs any costs, fines, damages or other liabilities due to (i) Sharp’s failure to notify Danger of a change to the M-1 Product or (ii) Sharp’s implementation of a change to the M-1 Product prior to Danger receiving the appropriate certifications or approvals for such change, Sharp shall reimburse and indemnify Danger for any such costs, fines, damages or other liabilities.

(iii) Sharp will provide, at its expense, all Products required for regulatory and industry testing and pre-testing to the approval bodies. In the event that Sharp believes the Danger Software or a Product Design needs to be modified in order to comply with applicable governmental regulations or to obtain the necessary approvals, Sharp shall so notify Danger, and the parties will work together in good faith to determine how to make the necessary modifications.

(g) Training and Support. Sharp will provide Danger with reasonable technical support training with respect to any Sharp modifications to the Danger Design Technology or the Danger Software so that Danger’s engineering team and Danger’s support personnel team can support Products containing such modifications.

4.4 Product Liability. Subject to the indemnification procedures in Section 15, Sharp shall indemnify, defend and hold harmless Danger, its officers, directors, employees and agents (“Danger Indemnified Parties”) from and against all loss, harm and liability, including, all costs, damages, settlements, claims, suits and expenses (including reasonable attorneys’ fees) incurred by any Danger Indemnified Party and arising out of or resulting directly from any third party claim that the use of a Product caused death, bodily injury (including, without limitation, death or bodily injury from electromagnetic radiation) or loss, damage or destruction of property unless such injury, loss or damage was caused solely by the Danger Software design. Sharp shall provide similar indemnification to Carrier Customers.

4.5 GSM Intellectual Property Rights (applies only to M-1 Products and other future Products that are developed or manufactured under this Agreement).

(a) The Parties wish to [ * ] Products from a vendor that provides [ * ] (e.g. [ * ]) as soon as possible, but only as mutually agreed upon by the Parties.

(b) Subject to the indemnification procedures in Section 15, Sharp shall indemnify, defend and hold harmless Danger Indemnified Parties from and against all loss, harm and liability, including, all costs, damages, settlements, claims, suits and expenses (including reasonable attorneys’ fees) incurred by any Danger Indemnified Party and arising out of or resulting directly from any third party claim that the Products infringe any third party Intellectual Property Rights relating to GSM (“GSM Claims”). Sharp shall provide similar indemnification to Carrier Customers.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Danger will provide Sharp with reasonable assistance in accordance with Section 15.1 to defend or settle GSM Claims. In the case of a GSM Claim, Danger will assist Sharp by having Danger engineers evaluate the claim and suggest ways (if any) to avoid infringement. Danger will use reasonable efforts to make this evaluation and assessment within one (1) month of Sharp’s request. In the case of a GSM Claim that the Danger Software causes an infringement, if in Danger’s opinion the claim can be avoided by making changes to the Danger Software at minimal cost, Danger shall use reasonable efforts to make such changes. If the cost of making such changes is, in Danger’s opinion, too expensive or difficult to make, Danger shall have no obligation to make the changes unless the parties mutually agree in writing.

(d) Sharp shall be responsible for all GSM royalty obligations or license fees arising out of the manufacture or sale of Products under this Agreement. Danger shall refer all parties seeking GSM royalties to Sharp. The Parties shall work together to take advantage of licensing opportunities with GSM rights holders to reduce GSM royalty obligations and license fees. This Section 4.5(d) shall not limit Sharp’s indemnity obligations under Section 4.5(b) above.

4.6 Sharp Intellectual Property Rights. Subject to the indemnification procedures in Section 15, Sharp shall indemnify, defend and hold harmless Danger Indemnified Parties from and against all loss, harm and liability, including all costs, damages, settlements, claims, suits and expenses (including reasonable attorneys’ fees) incurred by any Danger Indemnified Party and arising out of or resulting directly from any third party claim that any Sharp Design Technology or any software provided by Sharp infringes any third party Intellectual Property Rights (except where such claim arises solely as a result of Danger’s modification thereto). In addition, if Sharp receives intellectual property indemnification from its component supplier, Sharp shall indemnify, defend and hold Danger Indemnified Parties harmless from any third party claim that a component purchased by Sharp infringes a third party Intellectual Property Right, but only to the extent Sharp receives intellectual property indemnification from its component supplier. Sharp shall provide similar indemnification to Carrier Customers. The Parties do not anticipate the M-1 Product to contain any Sharp Design Technology.

5. DANGER RESPONSIBILITIES

5.1 Danger Service Software Infrastructure. Danger shall be responsible for the Danger Service Software infrastructure, including but not limited to maintaining servers at its network operations center to operate the Danger Service Software.

5.2 Sales and Marketing Support. During the term of the Agreement, Danger will market the Danger Software to Approved Carriers and Carrier Customers. Danger will provide Sharp with “train-the-trainer” support training sessions with respect to the Danger Software for Sharp’s, its Affiliates’ and authorized distributors’ channel managers to promote sales of Products. The timing, location and size of these training sessions will be mutually agreed upon by the Parties

5.3 O/S and Core Application Development. Following the execution of

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

this Agreement, Danger will continue to develop new features for and enhancements to the Danger Client Software. Danger shall use reasonable efforts to fix bugs and errors discovered in the Danger Software. The Parties agree that the timing for release of any bug fix or new version of the Danger Software shall be subject to the approval of Carrier Customers.

5.4 Danger’s Hardware Design Support. Following the commercial launch of the M-1 Product, Danger will provide support for hardware, firmware, application and service engineering support to assist Sharp to design and manufacture future generation Products and derivatives. The Parties shall comply with Section 3.1 before undertaking any new Product development.

5.5 Third-Party Developer Program. Danger will use reasonable commercial efforts to maintain, update, and distribute a software development kit (“SDK”) which enables third-party developers to create applications and services for the Products and Danger Software.

5.6 Public Relations and Marketing Support. Danger shall provide marketing and public relations support to promote Sharp’s distribution of the Products. The form of such support shall be at Danger’s sole discretion. Danger shall not issue a press release mentioning Sharp without Sharp’s prior consent, which shall not be unreasonably withheld or delayed.

5.7 Support for Carrier Approval Process. Danger shall, [ * ], provide Sharp with reasonable assistance to perform Carrier Customer’s approval processes, this shall include assistance for completion of a Carrier Customer products requirement documentation (often referred to as the “PRD”) and the conduct of ongoing field trials using the Danger “QA” and “Trial” programs. For the M-1 Product, Danger shall complete the Carrier Customer PRD documentation.

5.8 Localization. Danger shall localize the Danger Software and associated documentation as mutually agreed upon by the Parties in writing. The initial M1 device shall be available in US English, UK English, German, French, and French Canadian. For additional “[ * ]” languages, Danger shall perform the localization work [ * ]. For [ * ] languages (e.g. [ * ]) the [ * ] the cost of the localization work [ * ]. In the event the Parties mutually agree to perform [ * ] language localization, Danger shall provide the Danger Software and documentation to Sharp [ * ] and Sharp shall provide its [ * ] entry and font software [ * ] to Danger so the Parties can complete the localization work.

5.9 Danger Software/Service Indemnity. Subject to the indemnification procedures set forth in Section 15, Danger shall indemnify, defend and hold harmless Sharp, and its officers, directors, employees and agents (“Sharp Indemnified Parties”), from and against all loss, harm and liability, including all costs, damages, settlements, claims, suits and expenses (including reasonable attorneys’ fees) incurred by any Sharp Indemnified Party arising out of or resulting directly from any third party claim that any Danger Software (including the Danger Service Software) infringes any third party Intellectual Property Rights (except where such claim arises solely as a result of a Sharp

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

modification thereto or where such claim would be covered by Section 4.5). Danger shall provide similar indemnification to Carrier Customers. Danger shall be responsible for any [ * ] third parties due to (i) the distribution of a [ * ] implementation as part of the Danger Software, (ii) the creation of [ * ] by the Danger Software, or (iii) any Danger Software that operates the [ * ] on a Product.

5.10 Danger Design Technology Indemnity Subject to the indemnification procedures set forth in Section 15, Danger shall indemnify, defend and hold harmless Sharp, and its officers, directors, employees and agents (“Sharp Indemnified Parties”), from and against all loss, harm and liability, including all costs, damages, settlements, claims, suits and expenses (including reasonable attorneys’ fees) incurred by any Sharp Indemnified Party arising out of or resulting directly from any third party claim that any Danger Design Technology infringes any third party Intellectual Property Rights (except where such claim arises solely as a result of a Sharp modification thereto or where such claim would be covered by Section 4.5). Danger shall be responsible for any [ * ] third parties due to (i) the distribution of the [ * ] design developed by Danger as part of the M-1 Product, (ii) the distribution of the [ * ] developed by Danger and (iii) the unique design of the [ * ] on the M-1 Product. Except as set forth in the preceding sentence, Danger shall have no obligation to indemnify or defend Sharp Indemnified Parties against any claim or allegation that a component part for the Product that Sharp purchases from a third party infringes any intellectual property rights.

5.11 Carrier Customer “Tier 3” Support. Danger shall provide “Tier 3 Support” for Carrier Customers in accordance with Danger’s agreements with Carrier Customers. In no event will Danger be obligated to directly interact with End Users.

5.12 Cost Sharing for M-1. As mutually agreed upon by the Parties in the M-1 Product Plan, Danger will share with Sharp certain costs incurred by Sharp in evaluating and testing the M-1 Product.

5.13 Training Materials and End User Manuals. Danger will provide Sharp with training and operating guides, End User manuals and sales materials in electronic format as are developed by Danger from time to time, free of charge for materials in English or other “Western” languages, and at Danger’s then-current localization rates, for guides and manuals in non-Western languages (e.g. Chinese, Arabic, etc.) (if not already localized). Danger will provide updates to sales materials and training materials, at the same time and in the same format that such materials are made generally available by Danger to its customers, to provide support for ongoing distribution of the Products.

6. OTHER TERMS

6.1 License Grants to Sharp.

(a) Danger Design Technology License. Subject to the terms and conditions of this Agreement, Danger grants to Sharp for the term of this Agreement, a [ * ], non-exclusive, non-transferable, non-sublicenseable, worldwide license under Danger’s Intellectual Property Rights to: (i) internally use and reproduce the Danger

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Design Technology and [ * ] based on the Danger Design Technology solely to develop and manufacture Products as set forth in this Agreement; (ii) to use the Danger Design Technology to manufacture, have manufactured, test, support, import and export Products; and (iii) to demonstrate, distribute, offer to sell and sell Products, either directly or indirectly, to Approved Carriers, Carrier Customers and to any other party that the Parties mutually agree upon.

(b) Danger Client Software License. Subject to the terms and conditions of this Agreement, Danger grants to Sharp for the term of this Agreement, a [ * ], non-exclusive, non-transferable, non-sublicenseable, worldwide license under Danger’s Intellectual Property Rights to: (i) internally use and reproduce the Danger Client Software solely to develop and manufacture Products as set forth in this Agreement; (ii) distribute, display and perform the Danger Client Software only as embedded within Products and (iii) sublicense to End Users (directly or indirectly through Carrier Customers) the right to use the Danger Client Software solely as embedded within Products. The Parties shall ensure that all sublicenses of Danger Client Software to End Users shall be pursuant to an enforceable End User license agreement approved by Danger (the “End User License Agreement”) governing such End User’s use of the Danger Client Software. The Parties shall coordinate with the Carrier Customers to have the End User License Agreement added to the Product either at the manufacturing facility or at the Carrier Customer distribution center. The End User License Agreement shall survive any termination of this Agreement.

(c) [ * ] Licenses. Although the licenses granted above are [ * ], the Parties may agree to [ * ] for Products manufactured after [ * ]. As discussed in Section 3.1 above, the Parties shall discuss [ * ] before entering into a new Product Plan. The Parties anticipate that there will not be [ * ] unless significant new [ * ]

(d) Additional Licenses. In the event Sharp requests a license to the Danger Software and/or the Danger Design Technology to Sharp for use in products that do not operate Danger’s proprietary service, the Parties shall discuss in good faith whether to enter into such a license.

(e) License Restrictions. Other than the rights granted in this Agreement, no other license, right, or interest is granted to either Party by implication, estoppel, or otherwise, for any purpose, and any rights not expressly granted are reserved by the licensing Party. Without limiting the foregoing, Sharp shall not, and shall not authorize any third party to: (a) translate, reverse engineer, decompile, disassemble, attempt to derive the source code of any Danger Software provided to Sharp solely in object code form; (b) modify or create any modifications to the Danger Software; (c) sublicense, rent, lease, loan, timeshare, sell, distribute, assign or transfer any rights in, grant a security interest in, or transfer possession of any Danger Design Technology or Danger Software, except as expressly provided in this Agreement; or (d) obfuscate, alter or remove any of Danger’s copyright or other proprietary rights notices or legends appearing on or in the Danger Software or Danger Design Technology. The Parties acknowledge and agree that the licenses granted by Danger under this Agreement are restricted to Products that are compatible with the Danger Software (and no other

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

software or services with similar functionality) and that are based on Certified Product Designs.

6.2 License Grant to Danger. Subject to the terms and conditions of this Agreement, Sharp grants to Danger, during the term of this Agreement, a non-exclusive, non-transferable, worldwide, license under Sharp’s Intellectual Property Rights to (i) use, modify and reproduce Sharp Design Technology to design and develop Product reference designs and Danger Software; (ii) demonstrate Products that include Sharp Design Technology to Approved Carriers and Carrier Customers; (iii) use Products that include Sharp Design Technology for testing, promotional, and development purposes, (iv) use, demonstrate, sell, offer for sale, distribute (directly to end users or through customers or distributors), and import Products incorporating Sharp Design Technology; and (v) only in the special case described in Section 6.6, make and have made Products incorporating Sharp Design Technology.

6.3 Danger Software Warranty. Danger will warrant to Carrier Customers that the Danger Software will perform substantially in accordance with the Danger Software specifications for a period of time to be mutually agreed upon between the Carrier Customer and Danger. Danger will have no direct warranty obligation to End Users.

6.4 Contract Manufacturing Agreement. Danger will have the right to purchase Products from Sharp (i) for Danger’s use (e.g. for development, testing, marketing, public relations and sales promotion activities) and (ii) in the case Sharp, its Affiliate or its authorized distributor do not sell Products to a wireless operator that wishes to purchase Products and Danger Services, in which case Danger shall have the right to re-sell to such wireless operator Products purchased from Sharp. The Danger Products will not be sold under the Sharp brand without Sharp’s consent. The Parties shall use their respective best efforts to execute a separate agreement (the “CM Agreement”) that sets the terms for such supply of Products within ninety (90) days of the date of this Agreement. For Products purchased by Danger in accordance with this Section 6.4, the price and other terms of sale per unit shall be similar to those provided to Sharp’s North American distributor of the Product; provided however, Sharp may reasonably adjust the prices and other terms to account for smaller volumes, different delivery terms and Product customizations. Sharp may also adjust the prices and other terms for Products sold to Danger under this Section 6.4 as necessary to avoid breaching its agreement with its North American distributor. In addition, for Products purchased under this Section 6.4, Sharp shall indemnify Danger for GSM Claims and product liability claims.

6.5 Support Outside of North America. The Parties will discuss and mutually agree upon a plan to distribute Products to Carriers in markets such as Europe, Latin America and Asia.

6.6 Sharp Manufacturing Rights.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) Subject to the terms and conditions of this Agreement, Sharp shall [ * ] during the term of this Agreement. Danger shall [ * ] In the event that Sharp is unwilling or unable to [ * ] that are made at [ * ] and are consistent with Sharp’s [ * ], Danger reserves the right to have [ * ] to such [ * ] If Sharp’s inability to [ * ] is due to Sharp’s [ * ], Danger may only exercise its right to [ * ] if Sharp does not, within [ * ] of Danger’s request, commit in writing to [ * ] as soon as is reasonably possible given [ * ] for the [ * ] Notwithstanding the foregoing, if the time period quoted by Sharp to [ * ] is more than [ * ] days longer than the time period given to Danger by a [ * ], then Danger may exercise its rights to [ * ] only for such [ * ]. In addition, in the event that Sharp [ * ] with a particular [ * ], Danger may have one or more third parties [ * ]

(b) During the term of the Agreement, except in [ * ], Sharp will [ * ] with a [ * ] and a [ * ] to [ * ] without Danger’s [ * ] The preceding sentence’s [ * ] shall not apply to Sharp’s [ * ] or [ * ] which Sharp may [ * ] This Section 6.6(b) shall not be deemed a license or waiver of Danger’s [ * ]

6.7 Third Party Royalties.

(a) [ * ] Related Royalties. In the event the [ * ] a Product requires the payment of royalties to a third party, as between the Parties, [ * ] shall be responsible for such royalties unless otherwise explicitly set forth in this Agreement or a Product Plan.

(b) [ * ] Related Royalties. In the event the [ * ] a Product requires the payment of royalties to a third party, as between the Parties, [ * ] shall be responsible for such royalties, unless otherwise explicitly set forth in this Agreement or a Product Plan.

6.8 Emergency Remedial Actions.

(a) Danger Defect. In the event that Sharp is required under its contractual commitments to a Carrier Customer or its authorized distributor to reflash or recall Products due to a defect in the Danger Client Software that causes Products to become unusable, the Parties shall meet and confer to establish a mutually agreeable plan to remedy the defect. Such plan shall aim to minimize the impact to the Carrier Customer and shall assign roles to each Party for resolution of the defect. Each Party shall perform its role under the plan free of charge, but in the event that Sharp incurs any out-of-pocket expenses in accordance with the mutually agreed upon plan, Danger shall reimburse Sharp for such expenses.

(b) Sharp Defect. In the event that Danger is required under its contractual commitments to a Carrier Customer or distributor to reflash or recall Products due to a manufacturing or hardware defect in a Product that causes Products to become unusable, the Parties shall meet and confer to establish a mutually agreeable plan to remedy the defect. Such plan shall aim to minimize the impact to the Carrier Customer and shall assign roles to each Party for resolution of the defect. Each Party shall perform its role under the plan free of charge, but in the event that Danger incurs any out-of-

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

pocket expenses in accordance with the mutually agreed upon plan, Sharp shall reimburse Danger for such expenses.

(c) Radio Module. In the event that either Party is required to incur out-of-pocket expenses due to a hardware or software defect in a Product’s radio module that is supplied by a third party, the Parties shall meet and confer to establish a mutually agreeable plan to remedy the defect. Unless otherwise agreed, each party will bear its own costs and out-of-pocket expenses in implementing the agreed upon plan. Furthermore, the Parties shall work together to have the third party radio vendor pay for any costs or out-of-pocket expenses incurred in remedying the defect.

7. OWNERSHIP.

7.1 Danger Technology. Danger has and shall retain exclusive ownership of any and all right, title, and interest in and to the Danger Design Technology, the Danger Software, and the Danger Marks, including any and all Intellectual Property Rights therein or related thereto, as well as any modifications thereto other than modifications made by Sharp. In the event Sharp makes any suggestions, feedback or modifications to the Danger Software or Danger Design Technology, Sharp hereby agrees to and hereby grants to Danger a royalty-free, perpetual, worldwide license to fully exploit all such suggestions, feedback or modifications.

7.2 Sharp Technology. Sharp shall own any and all right, title, and interest in and to the Sharp Marks and the Sharp Design Technology, including any and all Intellectual Property Rights therein or related thereto, as well as any modifications thereto other than modifications made by Danger. In the event Danger makes any suggestions, feedback or modifications to the Sharp Design Technology, Danger hereby agrees to and hereby grants to Sharp a royalty-free, perpetual, worldwide license to fully exploit all such suggestions, feedback or modifications.

7.3 Joint Works. Unless the Parties agree otherwise, the Parties will jointly own all right, title and interest in any inventions and all Intellectual Property Rights therein which have been jointly created by the Parties during the term of this Agreement (“Joint Works”). Each joint owner shall have an equal and undivided ownership interest in the Joint Works, with the right to use, license and sublicense the Joint Works as part of its own products and services as though it were the sole owner thereof, without any obligation of profit-sharing or accounting or requirement for consent of the other party. Except as permitted by the prior sentence, neither Party may license, sublicense or assign its rights in a Joint Work to a third party for use with products or services that compete with the other Party’s products and services without the prior permission of the other Party. The Parties shall use their respective reasonable effort to allocate ownership rights to any Joint Work prior to commencing any joint development work.

7.4 Joint Infringement. In the event of a claim by a third party that the combination of technology provided by Danger and technology provided by Sharp infringes such third party’s intellectual property rights, the Parties shall meet and confer to determine how to handle such claim.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.5 Responsibility for Modifications to the Other Party’s Technology. Where one Party (the “Modifying Party”) makes modifications to the technology (the “Original Technology”) of the other Party the following shall apply:

(a) Subject to the indemnification procedures set forth in Section 15, a Modifying Party shall indemnify, defend and hold harmless the other Party, and its officers, directors, employees and agents (“Indemnified Parties”), from and against all loss, harm and liability, including all costs, damages, settlements, claims, suits and expenses (including reasonable attorneys’ fees) incurred by any Indemnified Party as a result of any third party claim alleging an Intellectual Property Right infringement arising out of the modifications made by the Modifying Party.

(b) The Modifying Party shall have no indemnification obligation under this Section 7.5 if the Original Technology alone would have caused an infringement of such third party’s Intellectual Property Rights.

8. Branding of Products.

8.1 Branding Requirements. The Parties shall mutually agree on the branding for the exterior of each Product. Sharp shall affix or cause to be affixed the Sharp Mark on such Products and on all related packaging, promotional and advertising materials as mutually agreed to by Sharp and the Carrier. In addition, Sharp shall provide appropriate branding opportunities to Danger, as mutually agreed to by Danger and Sharp, in the marketing and distribution of any Product. Notwithstanding the foregoing, Sharp shall affix or cause to be affixed the “hiptop® Technology by Danger, Inc.” logo (or other logo designated by Danger) on all Products distributed hereunder in a location and of a size to be determined by the Parties.

8.2 License to Danger Marks. Subject to the terms and conditions of this Agreement, Danger grants to Sharp a non-exclusive, non-transferable, non-sublicenseable and royalty-free license, during the term of this Agreement, to use the Danger Marks solely in connection with Sharp’s distribution, marketing and promotional responsibilities under this Agreement, provided that in all such cases, Sharp’s uses of the Danger Marks shall be subject to Section 8.4 and in compliance with Danger’s reasonable trademark usage guidelines, which shall be supplied to Sharp and which may be reasonably modified from time to time.

8.3 License to Sharp Marks. Subject to the terms and conditions of this Agreement, Sharp grants to Danger a non-exclusive, non-transferable and royalty-free license to use, reproduce, distribute, and display the Sharp Marks solely in connection with Danger’s marketing and promotional responsibilities under this Agreement, provided that in all such cases, Danger’s uses of the Sharp Marks shall be subject to Section 8.4 and in compliance with Sharp’s reasonable trademark usage guidelines, which shall be supplied to Danger and which may be reasonably modified from time to time.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.4 Trademark Usage. Except as otherwise expressly stated in this Agreement, each Party agrees that all uses of the other Party’s trademarks will: (a) include the proper marking for the trademark and the appropriate trademark attribution in reasonably close proximity to its first use of the trademarks; (b) not alter the trademarks in any way; and (c) use the trademarks so they will not be combined or confused with any other trademark that may be used by the other Party. As between Danger and Sharp, each Party agrees that all uses of the other Party’s trademarks, including the goodwill and reputation associated therewith, will inure to the benefit of the other Party. Each Party will submit to the other Party a sample of all proposed materials wherein the trademarks of the other Party will be used and such Party will not publish or use such materials without the other Party’s prior written approval (which may be provided via email). Each Party will promptly respond to any such requests for approval; provided, however, that failure to respond will in no event be deemed to constitute approval.

9. Marketing and Sales Plan. Sharp and Danger agree to perform the obligations set forth in a sales and marketing plan to be mutually agreed to by the Parties within sixty (60) days after the execution of a Product Plan (the “Sales and Marketing Plan”), which shall include, without limitation, how the Parties will jointly approach and manage Approved Carriers and Carrier Customers, the expected price range for the Products, sales thresholds and market catalysts for price changes, target territories for distribution, target sales quotas, and a description of marketing collateral and sales materials. Ninety (90) days prior to the end of each calendar year during the term of this Agreement, the Parties agree to negotiate in good faith any modifications and updates to the requirements in the Sales and Marketing Plan for the subsequent year.

10. REPORTING.

10.1 Reporting by Sharp.

(a) Sharp will notify Danger within five (5) Business Days of each shipment of Product to wireless carriers. The notification shall include the number of Products shipped and the name of the wireless carrier to whom the Products were shipped. The reason for this reporting is that Danger invoices Carrier Customers for service fees upon shipment and delivery of Products to the Carrier Customer.

(b) Within fifteen (15) Business Days after the end of each month during the term of this Agreement, Sharp, or, as applicable, its Affiliate or authorized distributor will submit a report in electronic format (MS Excel) to Danger detailing, (a) the number of Products manufactured by Sharp in the previous month; (b) the number of Products shipped by Sharp during the previous month, on a carrier-by-carrier basis (detailing units by IMEI and by country); (c) non-binding, rolling sales forecasts for the Product, on a carrier-by-carrier basis based on Sharp’s good faith estimates; (d) (as reasonably available to Sharp) the number of Products sent to Sharp (or its warranty repair agent) for warranty repair during such month, accompanied by an electronic report summarizing the defect, IMEI, Carrier Customer, date of purchase and return, and other information relating to repairs mutually agreed to by the Parties, and (e) any other information that the Parties may mutually agree upon. The reason for this reporting is

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

that Danger needs the information for budgeting, customer billing and server capacity planning. All such information shall be considered Confidential Information under this Agreement.

10.2 Reporting by Danger. Within fifteen (15) days after the end of each month during the term of this Agreement, Danger will submit a report to Sharp (both to Sharp’s Tokyo sales group and to Sharp’s Nara manufacturing group) summarizing Danger’s sales efforts during the previous month (e.g. number of carrier calls, new Carrier Customers, Danger’s good faith estimates for Carrier Customer order volumes, etc.).

11. CONFIDENTIAL INFORMATION

11.1 Obligations. Each Party agrees that information (including, but not limited to business, technical, and financial information) that is designated in writing as confidential information or which the receiving Party should reasonably know is confidential information (“Confidential Information”) that it obtains from the other Party under this Agreement, is Confidential Information of the disclosing Party (“Discloser”). Without limiting the foregoing, the Parties agree that all Danger Design Technology and Danger Software is Danger Confidential Information. The receiving Party (“Recipient”) agrees (a) to keep the Discloser’s Confidential Information confidential, (b) to use the Discloser’s Confidential Information only for the purposes of fulfilling its obligations under this Agreement, (c) to use at least the same degree of care in keeping the Discloser’s Confidential Information confidential as its uses for its own confidential information of a similar nature (and, in no event, less than a reasonable degree of care), and (d) not to disclose the Discloser’s Confidential Information to any person, except its officers, directors, agents, professional advisors, contractors, subcontractors and employees and to the officers, directors, agents, professional advisors, contractors, subcontractors and employees of its Affiliates who have a reasonable need to know for the purposes of this Agreement, and have previously signed a non-use and nondisclosure agreement covering the Confidential Information containing terms and conditions substantially similar to the provisions of this Agreement

11.2 Exclusions. The obligations under this Section 11 shall not extend to any information that the Recipient can document (a) was in the public domain at the time it was disclosed or becomes part of the public domain after disclosure through no fault of the Recipient or its employees or agents; (b) was known to the Recipient at the time of its disclosure or becomes known to it without breach of this Agreement, as evidenced by contemporaneous written records; (c) is independently developed by the Recipient, as evidenced by contemporaneous written records, without use of the Discloser’s Confidential Information; (d) is disclosed by the Discloser to a third party without restriction on such third party’s rights to disclose or use the same; or (e) is approved for release upon the Discloser’s prior written consent. It shall not be a breach of this 11 for the Recipient to disclose Confidential Information to the extent such Confidential Information is disclosed by Recipient pursuant to judicial order, a requirement of a governmental agency or by operation of law, provided that the Recipient gives the Discloser prompt written notice of any such requirement prior to the disclosure.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.3 Confidentiality of Agreement. The Parties agree to treat the terms and conditions of this Agreement as Confidential Information, except that each Party may disclose the terms and conditions of this Agreement (a) to those of its employees, contractors, and Affiliates to whom disclosure is necessary in order to effectuate the matters contemplated herein, (b) to its independent auditors and financial, tax, legal, and business advisors, and investors provided such parties are informed as to the confidential nature of the information so disclosed; (c) in response to any subpoena, governmental mandate, or discovery request, in connection with any litigation, or so as to comply with any applicable law, rule or regulation, provided that the other Party has been notified in advance of such disclosure and been afforded sufficient opportunity to seek and obtain confidential treatment by the governmental body having jurisdiction over the matter at hand; (d) as may be necessary for such Party to enforce its respective rights under this Agreement; (e) as may be necessary for the purpose of obtaining protection for intellectual property, including patents; and (f) as necessary for any Party to comply with public financial reporting obligations pursuant to SEC laws and regulations.

12. TERM; TERMINATION

12.1 Term. This Agreement shall commence as of the Effective Date and shall continue in effect for a period of three (3) years (“Initial Term”), unless terminated earlier pursuant to this Agreement.

12.2 Renewal. Following the Initial Term, this Agreement will be automatically renewed for additional and successive one (1) year terms, unless either Party provides the other Party with at least ninety (90) days’ written notice of its intent not to renew prior to the expiration of the then-current term.

12.3 Termination. This Agreement may be terminated in its entirety by either Party immediately upon the occurrence of any the following events: (a) if the other ceases to do business, or otherwise terminates its business operations; (b) if the other materially breaches any material provision of this Agreement and fails to cure such breach within forty-five (45) days after receiving written notice from the non-breaching Party describing such breach; or (c) if the other shall seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within one hundred eighty (180) days). The Parties acknowledge that a material breach of this Agreement shall occur if Danger grants a third party the right to manufacture Products in violation of Section 6.6(a). In addition, in the event Danger terminates the CM Agreement for Sharp’s material breach, Danger may immediately terminate this Agreement. In the event Danger ceases operations without a successor in interest, Sharp may continue to manufacture and sell Products to Carrier Customers that are authorized by Danger to operate the Danger Service Software following Danger’s cessation of operations.

12.4 Effect of Termination. Except as otherwise provided for in this Section 12.4, upon expiration or any termination of this Agreement, all licenses granted by Danger hereunder shall immediately terminate (except for licenses to End Users as set forth in Section 6.1(b)), and Sharp shall promptly return to Danger all copies of any

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Danger Design Technology or Danger Software in its possession. In addition, each Party will promptly return all Confidential Information of the other Party in its possession (and all copies and abstracts thereof). Notwithstanding the foregoing, unless this Agreement is terminated by Danger for material breach by Sharp, for a period of [ * ]months following the date of termination, Sharp may, continue to manufacture and sell Products that were produced or for which parts were ordered (and could not be cancelled) prior to the date of termination. The provisions set forth in Sections 1, 4.1(c), 4.2(c), 4.3(f)(i) and (ii), 4.4, 4.5, 4.6, 5.9, 5.10, 6.1(e), 6.7, 7 and 11 through 16 will survive the expiration or termination of this Agreement. Section 10 shall also survive the expiration or termination of this Agreement, but only for a period of six (6) months.

12.5 Source Code Escrow. Within thirty (30) days of Sharp’s written request, the parties shall enter into a source code escrow agreement that will provide for the release of the Danger Software in the event Danger ceases operations without a successor in interest. Sharp shall be responsible for the cost of the escrow agreement and for any annual fees associated with the escrow account. Danger’s current source code escrow account is with [ * ]

13. REPRESENTATIONS AND WARRANTIES.

13.1 Each Party represents and warrants to the other Party that (a) as of the Effective Date it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein; (b) it has not previously granted and will not grant any rights in conflict with this Agreement; and (c) it will comply with all applicable laws, regulations and rules in connection with its obligations and performance under this Agreement.

13.2 Except as expressly provided in this Agreement, Danger and Sharp each expressly disclaim any warranties, express, implied, statutory or otherwise, with respect to this Agreement and all activities hereunder, including, without limitation, any implied warranties of merchantability, or fitness for a particular purpose. Without limiting the foregoing, Danger does not warrant that the Danger Design Technology or the Danger Software will operate without interruption, nor does Danger make any warranty regarding the use of the Danger Design Technology or Danger Software or the results therefrom.

14. LIMITATION OF LIABILITY. Except for a [ * ] or a [ * ] and except for each Party’s respective obligations under Sections [ * ], in no event will either Party be liable under this Agreement under any contract, negligence, strict liability, tort, or other legal or equitable theory for any incidental, special or consequential damages of any nature whatsoever, arising out of or in connection with this Agreement, even if such Party has been advised of the possibility of such damages. Except for a [ * ] or of [ * ], and except with respect to each Party’s respective obligations under sections [ * ], in no event shall either Party’s aggregate cumulative liability for any claims arising out of this Agreement exceed [ * ]. The Parties acknowledge and agree that the limitations of liability set forth in this Section 14 (Limitation of Liability) reflect the allocation of risk set forth in this Agreement and that, in the absence of such limitations, the terms of this Agreement would be substantially different.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15. INDEMNIFICATION PROCEDURE. Any indemnification provided for in this Agreement, favoring Danger in Sections 4.4, 4.5, and 4.6 and favoring Sharp in Section 5.9 and 5.10, and favoring each party in Section 7.5 shall follow the procedures set forth below.

15.1 A Party requesting indemnification (the “Indemnified Party”) shall provide the other Party (the “Indemnifying Party”) with prompt written notice of any claim for which it seeks indemnification, shall allow the Indemnifying Party sole control of the defense and any settlement of any such claim, and shall reasonably cooperate and provide reasonable assistance to the Indemnifying Party, at the Indemnifying Party’s expense, in connection with the defense or settlement of any such claim.

15.2 Additional Indemnification Rights. The Parties shall work together to prevent manufacturing interruptions due to an allegation of infringement of third party Intellectual Property Rights. In the event of any allegation of infringement of any third party Intellectual Property Right which is subject to indemnification under this Agreement, the Indemnifying Party shall have the right, in its sole discretion, to (a) obtain a license from the third party; (b) defend against such allegation through final judgment and all timely filed appeals; and/or (c) redesign the allegedly infringing products in order to avoid infringement. In the event of a redesign as described in (c) above is made available for commercial use, the Indemnified Party shall use diligent commercial efforts to promptly cease use and distribution of all allegedly infringing products and commence use of the redesigned product, provided that such redesigned product provides substantially similar functionality and is of substantially similar quality as the allegedly infringing product, but in no event of less quality than the former product.

15.3 Limitations. Notwithstanding the foregoing, neither Party shall have any indemnification obligations pursuant to this Agreement with respect to any claim arising from (a) the operation or use of the such Party’s technology or Intellectual Property Rights with other products, software or materials not furnished by such Party where such Party’s technology or Intellectual Property Rights would not themselves be infringing; or (b) the modification or improvement of such Party’s technology or Intellectual Property Rights by the other Party or any third party.

15.4 Entire Obligation. Sections 4.5, 4.6, 5.9, 5.10 and 7.5, and this Section 15 state the Parties’ entire liability and sole and exclusive remedies with respect to any infringement of any Intellectual Property Rights of any third party, whether direct or contributory.

16. MISCELLANEOUS

16.1 Export Control. The Parties shall comply with the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions, and regulations of any U.S. or foreign agency or authority. The Parties will not export or re-export, or allow the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such law, restriction or regulation.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

16.2 Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended or waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of the authorized representatives of both Parties. However, it is the intention of the Parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both Parties, and that waivers and amendments of any provision of this Agreement shall be effective only if made by non-preprinted agreements signed by both Parties and demonstrably understood by its term to be an amendment or waiver of this Agreement. The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

16.3 Assignment. Neither Party may transfer or assign this Agreement nor the rights and obligations hereunder (by operation of law or otherwise) without the prior written consent of the other Party. Notwithstanding the foregoing, no consent shall be required for any assignment in connection with any merger, acquisition, sale or transfer of all, or substantially all of a Party’s stock, assets or business to which this Agreement relates. If Danger ceases operations but transfers or assigns all or substantially all of its assets or business to a third party successor, Danger will endeavor to have this Agreement assigned to such successor. The terms and conditions of this Agreement shall bind and inure to each Party’s successors and permitted assigns.

16.4 Injunctive Relief. Each Party acknowledges and agrees that certain obligations and promises of the Parties set forth in this Agreement are of a special, unique and extraordinary character. Each Party hereby acknowledges and agrees that a material breach of any of its promises or agreements contained herein involving or relating to the Intellectual Property Rights of the other Party will result in irreparable and continuing damage to the other Party for which there will be no adequate remedy at law. Accordingly, in the event of any such breach the non-breaching Party shall be entitled to injunctive relief and/or a decree of specific performance, in addition to such other and further relief as may be proper (including monetary damages if appropriate).

16.5 Governing Law and Legal Actions. In the event Sharp brings a claim against Danger, this Agreement shall be governed by, and construed in accordance with the law of the state of California. In the event Danger brings a claim against Sharp, this Agreement shall be governed by, and construed in accordance with the law of Japan. Except for actions for injunctive relief and/or a decree of specific performance described in Section 16.4, all disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules. The place of the arbitration proceedings shall be, unless otherwise agreed between the Parties, the country in which the respondent resides. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language. The Parties shall be entitled to provide pleadings, briefs and written evidence in the English language only. Any award hereunder shall be final and binding upon the Parties and may, if necessary, be enforced by any court or other competent authority, but save as aforesaid all rights of appeal or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

recourse to any court of law whatsoever are hereby excluded in relation to any arbitration hereunder and any award made therein.

16.6 Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

16.7 Notices. Any notice or other communication required to permitted to be made or given to either Party under this Agreement shall be deemed sufficiently made or given on the date of delivery if delivered in person or by overnight commercial courier service with tracking capabilities with costs prepaid, or five (5) days after the date of mailing if sent by certified first class U.S. mail, return receipt requested and postage prepaid, at the address of the Parties set forth below or such other address as may be given from time to time under the terms of this notice provision:

If to Sharp:

SHARP CORPORATION

492 Minosho-cho, Yamatokoriyama-shi

Nara, Postal Code 639-1186

Japan

Attn: [ * ]

Fax: [ * ]

With a copy to: [ * ]

If to Danger:

DANGER, INC.

3101 Park Blvd.

Palo Alto, CA 94306

Attention: C.E.O.

Fax: (650) 289-5001

With a copy to the Vice President and General Counsel

16.8 Severability. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

16.9 Relationship of Parties. The Parties hereto expressly understand and agree that the other is an independent contractor in the performance of each and every Party of this Agreement and is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. The Parties are not partners, joint venturers or otherwise affiliated and neither has any right or authority to bind the other in any way.

16.10 Force Majeure. Neither Party shall be liable to the other for its failure to perform any of its obligations under this Agreement during any period in which its

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

performance is delayed, rendered impracticable or impossible due to circumstances beyond its reasonable control, including, without limitation, acts of God, fire, flood, war, governmental action, compliance with laws or regulations, strikes, lockouts or other serious labor disputes for so long as such event of force majeure continues in effect, provided that such Party uses reasonable efforts under the circumstances to notify the other Party of the circumstances causing the delay and to resume performance as soon as possible.

16.11 Remedies. Except as otherwise expressly stated in this Agreement, the rights and remedies of a Party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved Party shall in all events be entitled to seek whatever additional remedies that may be available in law or in equity.

16.12 Press Releases. Except to the extent necessary under applicable laws, the Parties agree that no press releases relating to the substance of the matters contained herein will be made unless mutually agreed upon. Notwithstanding the foregoing, the Parties agree to issue a mutually agreed upon press release describing the relationship contemplated by this Agreement within forty-five (45) days after the execution of this Agreement.

16.13 Entire Agreement. The Parties agree that this Agreement, together with any exhibits hereto, constitute the entire understanding and agreement with respect to the subject matter hereof and supersedes all proposals, oral or written, all negotiations, conversations, promises or discussions between or among Parties relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

SHARP CORPORATION		DANGER, INC.

By:	/s/ Hirohide Nakagawa	By:	/s/ Henry R. Nothhaft
Name:	Hirohide Nakagawa	Name:	Henry R. Nothhaft
Title:	Group General Manager of Information and Communication Systems Group	Title:	Chairman & Chief Executive Officer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

FORM OF EXHIBIT A

PRODUCT PLAN

This Exhibit A-    , dated                      is executed by Danger, Inc. (“Danger”) and Sharp Corporation (“Sharp”) pursuant to Section 3.2 of the Master Manufacturing and Distribution Agreement by and between Danger and Sharp dated as of April 28, 2004 (the “Agreement”). This Exhibit, when executed by the Parties, shall be binding on the Parties, shall constitute part of the Agreement, and shall be subject to the terms and conditions thereof. All capitalized terms used herein and not otherwise defined in this Exhibit shall have the meanings ascribed to them in the Agreement. In the event of any inconsistencies between the terms of this Exhibit and the terms of the Agreement, the terms of the Exhibit shall be controlling.

1.	Product Name

2.	Product Specifications

3.	Development schedule

4.	Test plan

5.	Commercial launch date

6.	Marketing Plan

7.	Sales Plan

8.	Other Product Details

9.	Technical Contacts

IN WITNESS WHEREOF, the Parties have caused this Exhibit to be executed as of the Effective Date by their duly authorized representatives.

SHARP CORPORATION	DANGER, INC.

[ * ] [ * ]

By:	By:

Name:	Name:

Title:	Title:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A-1

M-1 Product Plan

This Exhibit A-1 is executed by Danger, Inc. (“Danger”) and Sharp Corporation (“Sharp”) pursuant to Section 3.2 of the Master Manufacturing and Distribution Agreement by and between Danger and Sharp dated as of April 28, 2004 (the “Agreement”). This Exhibit, when executed by the Parties, shall be binding on the Parties, shall constitute part of the Agreement, and shall be subject to the terms and conditions thereof. All capitalized terms used herein and not otherwise defined in this Exhibit shall have the meanings ascribed to them in the Agreement. In the event of any inconsistencies between the terms of this Exhibit and the terms of the Agreement, the terms of the Exhibit shall be controlling.

1. Product Name: M-1 (also known as the PV-100 Series).

2. Product Specifications

HARDWARE SPECIFICATION

Feature	Description
Device

•        Nickname: hiptop[2]® (generic), Sidekick (T-Mobile USA)

•        Model Number: PV-100

•        Form factor: Flip screen exposes QWERTY keyboard

•        Size: 130 x 66 x 22 mm (5.1”x2.6”x0.9”)

•        Weight: about 200g (~7 oz) (TBD)

Display

•        Flip screen opens and cants forward to expose keyboard and support optimum viewing.

•        Flip screen swivels closed for compact storage

•        240x160 pixel display

•        60x40mm viewable area

•        16-bit color display with over 65,000 colors

•        Transflective TFT screen viewable in bright sunlight

Keyboard (Fig. 3)	• 5-row QWERTY keyboard • Dedicated number row • Dedicated 12-key dialpad area • Includes easy access key for @ symbol • English (US) (may be localized for other languages)

Backlighting	• Light sensor automatically controls backlight • Screen and keyboard both illuminated by backlight

Imaging	• Integrated VGA (640 x 480 pixel) camera located on the back of the device • Supplemental LED for close-range illumination • Support for a “night mode” setting

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Feature	Description
• Convex mirror to assist with self-portraits

Navigation and Controls

•        Scroll Wheel: Supports both scrolling and selection

•        Send/End and Page Up/Down Buttons: Buttons adjacent to scroll wheel function as send/end buttons in the phone application and as page up/down buttons in data applications (when the phone is not in use)

•        Directional Pad: 4-way navigation controller

•        Menu Button: Access available menu options

•        Jump Button: Returns user to the main Jump screen

•        Done Button: Accepts a selection

•        Cancel Button: Rejects a selection

•        Volume Buttons: External buttons control volume

•        Power Button: External button powers device on or off

•        Shoulder Buttons: Two application-specific buttons on the top side of the device provide easy access to features in the Camera, MMS, and Phone applications

Speaker and Microphone	• Device includes front and back speakers to ensure that notifications are audible • Microphone and speakers support both speakerphone and handheld phone use

Notifications

•        Used for ringtones, reminders, or feedback within applications such as games

•        Sounds: 12-voice polyphonic MIDI synthesizer

•        Vibration: Motor provides force feedback

•        Multicolor LEDs: RGB LEDs illuminate speaker

Radio	• GSM/GPRS radio • Enfora Tri-band (900/1800/1900 MHz or 850/1800/1900 MHz) • Multislot Class 10 functionality • AMR Support • Wireless off “airplane mode” supported

Processor	• ARM7 processor

Memory	• RAM: 32 MB • Flash: 16 MB

Battery	• Rechargeable internal Lithium polymer battery • 1200 mAH capacity

Attachments	• Audio jack: For use with an external headset • Power jack: For use with a battery charger • USB B Port: Covered port for use in system recovery • Lanyard attachment: For use with a carrying strap

Accessories

•        Battery charger

•        Hands-free ear bud

•        Carrying case

•        Start Guide

•        Reference Guide (Full Manual available via web)

•        SIM card & Instructions (will be added by Carrier)

•        Welcome Guide (will be added by Carrier)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Fig 1. Front of device with screen flipped open

Fig 2. Back of device

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Fig 3. English (US) keyboard with dedicated dialpad area

SOFTWARE SPECIFICATION

OS	• Based on hiptop OS and Software Release 2.0

Phone	• Supports handheld, hands-free, and speakerphone modes • Customizable ringtones and Caller ID images • Voicemail • Call forwarding • Hold • Mute • Multi-party calling • Call log

Web Browser	• HTML 4.0 Web Browser • SSL Support • Cookies support

WAP Browser	• WAP 1.2.1 and WAP 2.0 Browser

E-Mail Client

•        Push email solution (“Instant email”)

•        Fetch from device account and up to 3 POP3/IMAP accounts

•        Transcoding support for of MS Word, Adobe Acrobat & Image attachments

•        Playback support for WAV sound file attachments

SMS	• Short Message Service (SMS) • Store messages on device or SIM Card • Send/Receive Concatenated SMS • Delivery Reports • Reply Request

MMS	• Multimedia Messaging Service (MMS) (Optional) • Compose MMS with up to 3 slides • Include a picture, sound, or a 20 second voice note on each slide • Digital Rights Management: Forward Lock

Instant Messaging	• AIM and Yahoo Messenger clients available (Optional, at additional cost to Carriers) • Full Buddy List functionality • Instant Buddy List updates

PIM Applications*	• Address Book • Contact sharing through Send/Receive vCards • Calendar • To Do • Notes • Web interface for PC access to data

Camera gallery	• Captures of images from device camera • Night mode and supplemental LED options • Stores up to 36 images • Photo Caller ID

Gaming & Entertainment	• Rock & Rocket game (optional) • Premium Download Manager supports purchase and management of:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

o Ringtones o Applications

Additional Data Applications	• SIM Application Toolkit, Release 99

•	* Intellisync PIM synchronization for M-1 will be an optional feature of the Danger Service Software.

3. Development Schedule. Below are the key milestone dates that the Parties commit to meet for the M-1 project. Danger shall manage the development, testing and production schedules for the M-1 hardware and software with Sharps mutual agreement.

DVT units will be [ * ] by [ * ] Danger will [ * ] and [ * ] are not to exceed a [ * ], of which [ * ] will be provided [ * ] Pricing for these devices will be [ * ] In the event that Danger will [ * ], Danger will [ * ] for such [ * ] based upon a price [ * ]

Date	Milestone/Key Date
[ * ]	[ * ] delivers [ * ] PVT units to [ * ]
[ * ]	[ * ] SDD approval
[ * ]	[ * ] starts test iteration #1
[ * ]	Pre-production SMT start
[ * ]	[ * ] delivers [ * ] PVT units with final software to [ * ]
[ * ]	[ * ] starts test iteration #2
[ * ]	Pre-production final assembly start
[ * ]	Mass production SMT start
[ * ]	Mass production final assembly start
[ * ]	Sharp transfers initial delivery units to Sharp, Nara warehouse
[ * ]	Sharp delivers initial units to [ * ] distribution center

*	Sharp may change the asterick (*) dates as needed due to changes in the status of [ * ] anticipated approval.

Technical Contacts:

Danger	Sharp
Name: [ * ]	Name: [ * ]
Title: SVP of Engineering & Operations	Title: [ * ]
Tel: [ * ]	Tel: [ * ]
Email: [ * ]	Email: [ * ]

4. Test plan

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

a. Industry Standard Tests. The following table details industry standard tests that are required for the development of M-1.

[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]

b. Additional Required Tests. The following table details additional tests that the Parties require for the development of M-1. The Parties will mutually agree on the test specifications or test series for each test.

[ * ]
[ * ]	*
[ * ]	*
[ * ]	*
[ * ]	*
[ * ]
[ * ]	*
[ * ]	*
[ * ]	*
[ * ]	*
[ * ]	*
[ * ]	*
[ * ]
[ * ]	*
[ * ]	*
[ * ]	*
[ * ]	*
[ * ]
[ * ]
[ * ]	*
[ * ]	*
[ * ]	*

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ * ]
[ * ]	*
[ * ]	*
[ * ]	*
[ * ]
[ * ]
[ * ]
[ * ]

5. Danger Technology. For this M-1 Project Plan, the following Danger Design Technology and Danger Software is licensed to Sharp [ * ] under the terms of the Agreement.

a. Reference Design: M-1 Reference Design, already provided to Sharp.

b. Danger Client Software: Based on hiptop OS and Software Release 2.

6. Sales and Marketing Terms.

a. Sharp will promote the M-1 product as mutually agreed to by the Parties.

b. Sharp will make joint Danger and Sharp calls to potential Carrier Customers for the purposes of promoting the M-1 product.

7. Other Product Details.

a. [ * ] Royalty. [ * ] will be required to remit to [ * ] royalties for the [ * ], [ * ] and [ * ] The royalties will commence on the earlier of (a) [ * ] or (b) the date Sharp ships M-1 products with software that implements the [ * ]

b. Radio. [ * ] shall be responsible for paying the following royalties for the [ * ]: $[ * ] per unit for the first [ * ] units, $[ * ] per unit for units [ * ] to [ * ], $[ * ] per unit for units [ * ] Danger anticipates that the royalty will be included in the cost of the [ * ] to be purchased from [ * ], and the royalty will be remitted by [ * ] to [ * ] If [ * ] (or [ * ]) negotiates a separate [ * ] agreement for the [ * ] and the applicable royalty is not included in the [ * ], then [ * ] (or [ * ]) shall pay [ * ] the applicable royalty.

c. [ * ] Related Royalties. In the event the [ * ] embedded on the M-1 requires the payment of royalties to a third party, as between the Parties, [ * ] shall be responsible for such royalties (e.g. [ * ]).

d. [ * ] Related Royalties. In the event the M-1 hardware design or implementation requires the payment of royalties to a third party, as between the Parties, [ * ] shall be responsible for such royalties, unless otherwise explicitly set forth in this Product Plan or in the Agreement (e.g. [ * ]).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

e. Battery Replacement Warranty.

i. For the M-1 Product battery, [ * ] (or its [ * ]) shall negotiate the battery replacement warranty period with each [ * ]

ii. Notwithstanding the foregoing, if [ * ] requests a [ * ] battery replacement warranty (commencing from the date of purchase by an End User) for the M-1 Product, [ * ] will provide [ * ] with such a [ * ] battery replacement warranty.

iii. For Carrier Customers outside of North America, the parties shall allocate the cost of the battery replacement warranty as follows (unless otherwise agreed to with the Carrier Customer). [ * ] shall pay all expenses related to servicing a battery replacement during the [ * ] [ * ] of the [ * ] warranty period (e.g. labor costs to replace the battery, shipment expenses, etc.) and [ * ] shall pay all expenses related to servicing a battery replacement during the [ * ] of the [ * ] warranty period (as invoiced, with proper documentation by [ * ]). For the battery unit [ * ] shall, at a minimum, provide the Carrier Customer with a [ * ] from the date of End User purchase. [ * ] shall specify to the Carrier Customer that the End User shall be responsible for the cost of the replacement battery unit after the end of Sharp’s applicable battery unit warranty.

f. [ * ]

i. Pursuant to Section 5.9, [ * ] shall be responsible for indemnifying [ * ] against any intellectual property infringement claim by a third party for any [ * ] develops or procures from a third party for the operation of the [ * ] on the M-1 Product.

ii. Pursuant to Section 4.6 of the Agreement, if Sharp receives intellectual property indemnification from its [ * ] supplier, Sharp shall indemnify, defend and hold Danger Indemnified Parties harmless from any third party claim that the [ * ] purchased by Sharp infringes a third party Intellectual Property Right, but only to the extent Sharp receives intellectual property indemnification from its [ * ] supplier.

8. Tooling. Danger has commissioned certain tooling for the M-1 project. Such tooling shall remain Danger property and in use by [ * ] to provide parts for M-1. Any action to change or move the tooling shall require the Parties’ mutual written consent. Danger will be responsible for maintaining such tooling up to the production of [ * ] plastic sets. Beyond [ * ] plastic sets, Sharp shall be responsible for tooling maintenance costs and the cost of building additional tooling if production volumes require additional tooling.

9. Test Development. Sharp shall pay for the cost of test development and test equipment in the manufacturing process, unless otherwise agreed by the Parties in writing. Notwithstanding the foregoing, Danger shall, at its expense, provide factory diagnostic testing software for the M-1 Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10. Carrier Approval Process. For the M-1 Product, the parties plan for [ * ] ([ * ]) to be responsible for leading the Carrier Customer approval process. For the M-1 Project, Danger, [ * ], will provide support for the carrier approval process as set forth in Section 5.7 of the Agreement and will [ * ] for a Carrier Customer’s external testing house (e.g. in the case of [ * ] approval process, Danger shall [ * ] by [ * ], [ * ]’s third party test developer).

11. Product Roadmap. The Parties shall meet quarterly, at a minimum, to discuss the evolution of the M-1 project and such other projects of mutual interest.

IN WITNESS WHEREOF, the Parties have caused this Exhibit to be executed as of the Effective Date by their duly authorized representatives.

SHARP CORPORATION		DANGER, INC.

By:	/s/ Hirohide Nakagawa	By:	/s/ Henry R. Nothhaft
Name:	Hirohide Nakagawa	Name:	Henry R. Nothhaft
Title:	Group General Manager of Information and Communication Systems Group	Title:	Chairman & Chief Executive Officer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A-2

M2 Product Plan

This Exhibit A-2 is executed by Danger, Inc. (“Danger”) and Sharp Corporation (“Sharp”) pursuant to Section 3.2 of the Master Manufacturing and Distribution Agreement by and between Danger and Sharp dated as of April 28, 2004 (the “Agreement”). This Exhibit, when executed by the Parties, shall be binding on the Parties, shall constitute part of the Agreement, and shall be subject to the terms and conditions thereof. All capitalized terms used herein and not otherwise defined in this Exhibit shall have the meanings ascribed to them in the Agreement. In the event of any inconsistencies between the terms of this Exhibit and the terms of the Agreement, the terms of the Exhibit shall be controlling.

1. Product Name.

M2 (also known as the PV200 Series).

2. Product Specifications.

Sharp shall be primarily responsible for the M2 Hardware Specification. Danger shall be primarily responsible for the M2 Software Specification. Each side shall provide support to the other in its area of responsibility as reasonably requested.

HARDWARE SPECIFICATION: Sharp

OS/Application Language	Danger OS 3.0 or its successors, plus applicable updates and new releases.

Size	(W)130 x (D)59 x (H)22mm

Weight	Approx. 190g (Tentative)

CPU	TI: OMAP Application Processor (OMAP331) or its successors. ARM9 core.

Built-in RF	EDGE module (Enfora Keystone EDG0100-02 or its successors) Quad-band (850/900/1800/1900MHz). Due to antenna constraints, the EDGE module will operate only in Tri-band mode - 850/1800/1900MHz or 900/1800/1900MHz)

Built-in Bluetooth	Bluetooth V1.2 compliant, Class 2 Support for Bluetooth Headset, Hands Free, Object push

LCD Display module	Size: 2.6” Resolution: 1/8VGA [ * ] Colors: 65,536. Technology: Amorphous TFT LCD Back light: LED type, 3 step adjustments (exclude light off) Brightness: 24 cd/m2"

Light sensor	Yes

CAMERA	1/4 inch C-MOS Sensor (Fixed focus) 1,280 x 1,024 (SXGA:1.3M pixel) Lens : 3 plastics Distance : 85cm (from infinity to best possible)

Camera FLASH LED	White LED, 10cd (max)

1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

FROM	512Mbit NAND Flash ROM

RAM	512Mbit SDRAM

SD Slot	Single Mini-SD card slot (Embedded under battery cover)

USB port (Client)	Mini B connector, USB Version 1.1

KEY	QWERTY key board: 47 keys Command button * 4 pcs, D-PAD TRACK Ball with LED (RGB), Page UP/DOWN Side button: Power, Volume +/-, Shoulder Left/Right

Battery lock switch	Yes (Electrical switch will be included)

RGB LED (for Trackball)	RGB LED (separate RGB on trackball flex)

Keyboard Back Light LED	Amber LED *28pcs

LCD Status LED	LCD will turn "off" in sleep mode; RGB LED will turn on to indicate status

Charge LED	LED 1 piece (Color : Orange )

Main Battery	Li-ion battery, 1500mAh (User exchangeable)

Battery life Standby Talk (Voice / Data)	Battery life must meet or exceed the applicable specifications set by T-Mobile USA.

Battery charge	Charge time: 4 hours estimated (RF off and standby mode)

Ringer / Receiver Speaker	Combo speaker (19mm, Ringer and Receiver) Located on the top side of the unit (Under D-pad)

Vibrator	Yes

Microphone	Monaural microphone Located on the top side of the unit.

Audio jack	2.5mm plug Supports stereo headset with monaural microphone and one button (The headset shipped with M2)

Headset	Stereo headset with microphone and hook button

Carrying Case	Yes

AC adapter	Input: 100V - 240V AC, 50/60 Hz Output: 5.15V DC, 1A

2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SOFTWARE SPECIFICATION: Danger

OS	Based on hiptop OS and Software Release 3.0 plus applicable updates and new releases.

Phone	Supports handheld, hands-free, Bluetooth, and speakerphone modes Customizable ringtones and Caller ID images Voicemail, Call forwarding, Hold, Mute, Multi-party calling Call log

Web Browser	HTML 4.0 Web Browser, SSL Support, JavaScript Support, Cookies support

E-Mail Client

Push email solution (“Instant email”)

Fetch from device account and up to 3 POP3/IMAP accounts

Transcoding support for of MS Word, Adobe Acrobat & Image attachments

Playback support for WAV sound file attachments

SMS	Short Message Service (SMS) Store messages on device or SIM Card Send/Receive Concatenated SMS Delivery Reports Reply Request

MMS	Multimedia Messaging Service (MMS) (Optional) Compose MMS with up to 3 slides Include a picture, sound, or a 20 second voice note on each slide. Digital Rights Management: Forward Lock

Instant Messaging	AIM, MSN Messenger and Yahoo Messenger clients available (Optional, at additional cost to Carriers) Full Buddy List functionality, Instant Buddy List updates

PIM Applications*	Address Book, Contact sharing through Send/Receive of vCards, Calendar, To Do, Notes, Web interface for PC access to data

Camera gallery	Captures of images from device camera Night mode and supplemental LED options Stores up to 1.75MB of image data in device, or up to the limit of memory on the miniSD Card, Photo Caller ID

Music Player	Organizes and plays MP3 files that the user stores on the miniSD card. Can support additional media formats (e.g. WMA+DRM10) with future OTA.

Gaming & Entertainment	Rock & Rocket game (optional per carrier) Premium Download Manager supports purchase and management of Ringtones and Applications

Additional Data Applications	SIM Application Toolkit, Release 99

3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3. Development Schedule.

Below are the key milestone dates that the Parties commit to meet for the M2 project. Sharp shall manage and be responsible for the development, testing and production schedules for the M2 hardware. Danger shall manage and be responsible for the development and testing schedules for the M2 software. The parties shall collaborate and share scheduling information.

[ * ]	Milestones for T-Mobile USA
[ * ]	Sharp ships out ([ * ]) EVT0 units to Danger
[ * ]	Sharp ships out ([ * ]) EVT 1 units to Danger
[ * ]	Software Feature Complete (Danger)
[ * ]	Sharp ships out ([ * ]) EVT2 units to Danger
[ * ]	Sharp ships out ([ * ]) DVT1 units to Danger
[ * ]	Alpha OS software available (Danger)
[ * ]	Sharp ships out ([ * ])PVT units to Danger
[ * ]	Beta OS software available (Danger)
[ * ]	(RC) Release Candidate OS software available (Danger)
[ * ]	(RC) Release Candidate OS #0 software available (Danger)
[ * ]	(RC) Release Candidate OS #1 software available (Danger)
[ * ]	(RC) Release Candidate OS (final) software available (Danger)
[ * ]	Sharp submits final units to T-Mobile for testing
[ * ]	[ * ] approves M2 hardware (proceed with production start)
[ * ]	Sharp ships out ([ * ]) Pre-Production Unit to Danger
[ * ]	[ * ] approves M2 software and issues Terminal Approval (TA)
[ * ]	Sharp ships initial [ * ] units to [ * ] distribution center
[ * ]	Commercial Launch of M2 by [ * ]

4. Prototypes.

Sharp shall provide Danger with [ * ] M2 prototype devices [ * ], allocated as follows: [ * ]] EVT0 units, [ * ]] EVT1 units, [ * ]] EVT2 units, [ * ]] DVT1 units. Upon Danger’s request additional prototype units, Sharp shall provide such units to Danger at [ * ] cost. For Sharp’s providing the additional prototype units, the delivery schedule and pricing will be mutually agreed upon between both Danger and Sharp. Therefore the total requested Danger quantity of prototype devices is:

[ * ]	EVT0
[ * ]	EVT1
[ * ]	EVT2
[ * ]	DVT
[ * ]	PVT
[ * ]	PP

5. Technical Contacts.

4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Danger		Sharp
Name:	[ * ]	Name:	[ * ]
Title:	SVP of Engineering & Operations	Title:	[ * ]
Tel:	[ * ]	Tel:	[ * ]
Email:	[ * ]	Email:	[ * ]

6. Test Plan.

The parties have identified the regulatory and industry tests listed below for the commercial launch of M2 in the United States. Additional testing, including those for carrier approval processes or for European launch, may also be required. Pursuant to Section 4.3(f)(i) of the Agreement, Sharp shall, at its expense, conduct such tests and Danger shall provide Sharp with reasonable support (described in more detail below) at no charge (except for reimbursement of Danger’s out-of-pocket expenses which Sharp must fully agree in advance).

The parties shall share testing costs as follows:

(a) PTCRB, GCF and Bluetooth Testing. [ * ] shall pay for the lab time testing costs recommended by [ * ] (“X hours”) + up to [ * ] hours of additional lab time for follow-up testing. The additional testing (up to [ * ] hours) is to be expected as follow-up on the initial [ * ] testing. If additional testing, above X + [ * ] hours (“Overtime”), is required [ * ], then [ * ] will pay the Overtime test costs. [ * ] pay for Overtime test costs related to [ * ] issues. If Overtime testing is required because of [ * ] software problems, then Sharp and Danger will request [ * ] to pay for such Overtime test costs. If [ * ] refuses, Sharp shall manage [ * ] to reach a suitable resolution.

Note: the [ * ] estimate for testing will need to be confirmed by Danger and Sharp as a reasonable estimate.

(b) Carrier Testing. [ * ] will pay for up to [ * ] hours testing lab time for each carrier. (This includes, but is not limited to costs of [ * ] for [ * ]). Additional testing needed above [ * ] hours will be paid for by [ * ]; however, if it is determined that the problem causing the need for such additional testing is [ * ], then [ * ] shall reimburse [ * ] for the costs of such additional testing. For carrier customers to whom Danger provides M2 directly, [ * ] be responsible for any of the expenses for the carrier approval testing, unless otherwise agreed upon in writing by Danger and Sharp. If [ * ] and/or [ * ] reach business agreement with Sharp to purchase Products from Sharp, [ * ] will look after the testing costs for those carriers that purchase Products from Sharp.

(c) FCC and CE Testing. [ * ] shall pay for all [ * ] test costs.

Danger shall provide the following support for testing:

Danger will provide full support to Sharp Corporation in the area of compliance testing and certification, utilizing the experience gained on previous Danger projects. Danger will provide a specification document providing details of government regulatory and specific industry mandatory requirements that must be met in order to ship a product. Danger will also

5

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

manage the acceptance process for the embedded GSM and Bluetooth radio modules and verify that all required government and industry compliance tests are completed by those suppliers.

For GSM industry approval (and PTCRB and GCF, if required), Danger will supply engineering resources to attend the testing on-site without charge for any testing booked at [ * ] at [ * ]. Engineering resources may be available to support testing at other laboratories (including [ * ] in [ * ]) and locations provided that Sharp Corporation covers any travel related expenses for Danger’s Palo Alto, CA based personnel. Any travel related expenses shall be discussed and confirmed with Sharp prior to being incurred. In addition, Danger will provide feedback and analysis of test results obtained by Sharp throughout the product development cycle to aid the resolution of any test failures that occur.

Danger will have the right to use the test results internally for product management and planning purposes. In the event that Danger wishes to disclose this data for the purpose of establishing new carrier customers, Danger shall acquire Sharp’s written consent in advance.

The following schedule is based on the agreed schedule of [ * ]/Danger/Sharp.

Government Regulation

Category	Description / Title	Owner	Schedule
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

Industry Certification

Category	Description / Title	Owner	Schedule
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]

6

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ * ] Authentication

Category	Description / Title	Owner	Schedule
[ * ]	[ * ]	[ * ]	[ * ]

7. Danger Technology.

For this M2 Project Plan, the following Danger Design Technology and Danger Software is licensed to Sharp under the terms of the Agreement.

(a) Hardware Design: The “hinge” design for use in M2.

Notwithstanding Section [ * ] of the Agreement, [ * ] does not provide [ * ] any [ * ] for [ * ] for the M2 Product. Although [ * ] does not provide [ * ] to [ * ] for [ * ] for M2, if the M2 [ * ] becomes subject to the [ * ], [ * ] will pay for the [ * ] until the [ * ] or [ * ] the potential liability for the M-1 Products. [ * ] has elected to negotiate separately with [ * ] to resolve potential liability for the M-2 Product and therefore will be responsible for any [ * ] if the [ * ] continues following [ * ] of the potential liability for the M-1 Product. [ * ] shall be responsible for [ * ] for M2 resulting from any [ * ] or any [ * ] that [ * ] agrees to (such agreement not to be unreasonably withheld). [ * ] may participate in the [ * ] at its expense following consultation with [ * ].

Although [ * ] does not [ * ] [ * ] for the M-2 Product under Section [ * ] of the Agreement, [ * ] hereby agrees to [ * ] and [ * ] from any [ * ] for [ * ] that the [ * ] used for the M-2 Product [ * ] infringed a third party’s patent. [ * ] obligation under this paragraph shall be contingent on [ * ] providing [ * ] prompt notice of any such claim and allowing [ * ] to participate, at [ * ], in the defense of any such claim.

(b) Danger Client Software: Based on hiptop OS and Software Release 3.0 or its successors.

8. Sales and Marketing Terms.

(a) Sharp and Danger shall meet quarterly to develop and implement a sales plan for M2 that will include but not be limited to the following:

i. A list of prospective carrier/operators as well as key contacts at those operators. For planning purposes, Sharp and Danger will target major [ * ] Operators in [ * ] as prospective customers for M2.

ii. A schedule of joint sales calls with key influencers and decision makers at these prospect accounts. Sharp and Danger will make sales staff available for at least 1 sales call per prospective account per quarter.

iii. A plan for internal user trials, technical trials, end user trials and market trials for these prospects.

iv. Developing and proactively presenting proposals for commercials terms to each of the prospective carriers/operators as appropriate during the sales process.

(b) Sharp shall provide [ * ] production units of M2 for pre-sales marketing and technical feasibility trials to prospective carrier customers that the parties mutually agree to.

7

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Sharp shall provide such units to the prospective carrier customers directly, but in cooperation with Danger which shall provide appropriate software and service accounts for the units.

9. Other Product Details.

(a) Hardware Design Changes.

In the event that Sharp decides to change any portion of hardware that has any software impact, Sharp shall provide a reasonable number of additional units free of charge to Danger for testing. The number of additional units shall be mutually agreed to by the parties.

(b) Design Patent.

Sharp and Danger agree to file application(s) for design patent(s)/design registration rights on the M2 exterior design in order to prevent the sale and distribution of imitation models by third parties. The M2 exterior design shall be considered a [ * ]. [ * ] will prepare applications for design patent(s) at [ * ] cost. The design patents shall be filed in [ * ] names. The parties shall [ * ] of filing the design patents in the following countries: China, Japan, European Union (UK and Germany) and the United States. The parties shall mutually agree in writing before filing design patent applications in any other jurisdictions. The parties shall [ * ] of maintaining such patents.

Notwithstanding the foregoing, with respect to any design patent that issues for M2, the parties will mutually discuss whether to enforce or defend such patent rights. If the parties agree to jointly enforce or defend such patent rights, they shall share equally in the costs and awards/settlements. If a party refuses to take any such joint action requested by the other, the other may proceed at its own expense and the party refusing to take action will similarly assist such other party; no such action will change the foregoing ownership provisions, but a party that unilaterally enforces the joint patent rights (after refusal by the other to do so jointly) will be entitled to retain all proceeds of such action.

(c) Manufacturing Rights.

The terms and conditions related to Sharp’s Manufacturing Rights for M2 shall be governed by 6.6 of the Agreement.

(d) Software License Fees.

The Parties agree that following third party licensing costs are [ * ]:

1. [ * ]

Sharp may choose to pay the licensing fees directly to the aforementioned third parties, or may have Danger pay them and reimburse Danger on a per unit shipped basis.

If future carrier customer requirements require payment of third party costs in addition to those identified above, Danger and Sharp shall discuss how to allocate such costs. For example, if a new royalty bearing feature is requested by a Carrier and [ * ] has a [ * ] for such additional [ * ] (e.g. [ * ]) then the parties may agree for [ * ] However, if due to Carrier or technical requirements the feature must be [ * ], then the parties may agree to have [ * ].

8

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Notwithstanding the foregoing, the parties shall remain liable for certain intellectual property infringement matters (e.g. litigation costs, damages, and license fees, if any) as stated in the Agreement and this Product Plan.

Sharp acknowledges that the [ * ] technology and the [ * ] technology are owned by [ * ] and cannot be used or distributed further without a license from [ * ] or a [ * ]

SHARP CORPORATION		DANGER, INC.

By:	/s/ Hirohide Nakagawa	By:	/s/ Henry R. Nothhaft
	Hirohide Nakagawa		Henry R. Nothhaft
	Group General Manager of Information and Communication Systems Group		Chairman & Chief Executive Officer

9

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A-3

S1 Product Plan

This Exhibit A-3 is executed by Danger, Inc. (“Danger”) and Sharp Corporation (“Sharp”) pursuant to Section 3.2 of the Master Manufacturing and Distribution Agreement by and between Danger and Sharp dated as of April 28, 2004 (the “Agreement”). This Exhibit, when executed by the Parties, shall be binding on the Parties, shall constitute part of the Agreement, and shall be subject to the terms and conditions thereof. All capitalized terms used herein and not otherwise defined in this Exhibit shall have the meanings ascribed to them in the Agreement. In the event of any inconsistencies between the terms of this Exhibit and the terms of the Agreement, the terms of the Exhibit shall be controlling.

1. Product Name.

S1 (also known as the PV150 Series).

In the event the Parties choose to sell S1 outside of North America they will allocate costs associated with testing and launching for international markets as they’ve done for previous Products.

2. Product Specifications.

Sharp shall be primarily responsible for the S1 Hardware Specification. Danger shall be primarily responsible for the S1 Software Specification. Each side shall provide support to the other in its area of responsibility as reasonably requested.

HARDWARE SPECIFICATION: Sharp

Size	(W)130 x (D)63 x (H)22.2mm

Weight	Approx. 176g

CPU	TI: OMAP Application Processor (OMAP331). ARM9 core./Bus 16bit

Built-in RF	Enfora Whistler radio module, a dual band radio (850/1900MHz).

Built-in Bluetooth	NA

LCD Display Module	Size: 2.4” Resolution: 1/8VGA [ * ] Colors: 65,536. Technology: Transflective TFT Backlight: LED type, 3-step adjustment (excluding the backlight-off mode). Brightness: 28 cd/m2”

Light Sensor	No

Flash ROM	512Mbit NAND Flash ROM

RAM	512Mbit SDRAM

USB port (Client)	Mini B connector, USB Version 1.1 only for manufacturing/Not for end-user

KEY	QWERTY key board: 47 keys Command button * 4 pcs, D-PAD TRACK Ball with LEDs (RGB), Page UP/DOWN Side button: Power, Volume +/-, Shoulder Left/Right

Battery Lock Switch	Yes (Electrical switch included)

RGB LED (for Trackball)	RGB LED (separate RGB on trackball flex)

Keyboard Back Light LED	Amber LED *28pcs

Charge LED	LED 1 piece (Color : Orange )

Main Battery	Li-ion battery, 1500mAh (User exchangeable)

Battery life Standby Talk (Voice / Data)	Target: More than 72Hrs More than 4.5Hrs

Battery charge	Charge time: 4 hours estimated (RF off and standby mode)

Ringer / Receiver Speaker	Combo speaker (17mm, Ringer and Receiver) Located on the top side of the unit (Under D-pad)

Vibrator	Yes

1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Microphone	Monaural microphone Located on the top side of the unit.

Audio jack	2.5mm plug. Mono audio support and one button

Headset	Mono headset without button

Carrying Case	Yes/ New design

AC charger	Input: 100V - 240V AC, 50/60 Hz Output: 5.15V DC, 1A

Other accessories	Battery pack (1500mAh)x1, start guide x 1 , reference guide x 1, T’s&C’s Limited warranty x 1 (No USB cable included)

SOFTWARE SPECIFICATION: Danger

OS	Based on hiptop OS and Software Release 3.3

Phone	Supports handheld, hands-free, and speakerphone modes Customizable ringtones and Caller ID images Voicemail, Call forwarding, Hold, Mute, Multi-party calling Call log

Web Browser	HTML 4.0 Web Browser, SSL Support, JavaScript Support, Cookies support

E-Mail Client

Push email solution (“Instant email”)

Fetch from device account and up to 3 POP3/IMAP accounts

Transcoding support for of MS Word, Adobe Acrobat & Image attachments

Playback support for WAV sound file attachments

Save Image attachments to Image Gallery

SMS	Short Message Service (SMS) Store messages on device or SIM Card Send/Receive Concatenated SMS Delivery Reports Reply Request

MMS

Multimedia Messaging Service (MMS) (available as a post-launch option via OTA)

Compose MMS with up to 3 slides

Include a picture, sound, or a 20 second voice note on each slide. Digital Rights Management: Forward Lock

Instant Messaging	AIM, MSN Messenger and Yahoo Messenger clients available (Optional, at additional cost to Carriers) Full Buddy List functionality, Instant Buddy List updates

PIM Applications*	Address Book, Contact sharing through Send/Receive of vCards, Calendar, To Do, Notes, Web interface for PC access to data

“My Faves” Application	Included for T-Mobile USA units (Rich Feature Set version at launch)

Image gallery	Stores up to 1.75MB of image data in device, Can be used for Photo Caller ID, attach image to email, IM buddy icon, myFaves (available as a post-launch option via OTA) Requires users to input images via e-mail attachments.

Gaming & Entertainment	Pumpjack game (optional per carrier) Premium Download Manager supports purchase and management of Ringtones and Applications

3. Development Schedule.

Below are the key milestone dates that the Parties commit to meet for the S1 project. Sharp shall manage and be responsible for the development, testing and production schedules for the S1 hardware. Danger shall manage and be responsible for the development and testing schedules for the S1 software. The parties shall collaborate and share scheduling information.

Date	Milestones for T-Mobile USA

2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ * ]	Sharp ships out ([ * ]) EVT1 units to Danger
[ * ]	Sharp ships out ([ * ]) DVT0 units to Danger
[ * ]	Sharp ships out ([ * ]) DVT1 units to Danger
[ * ]	[ * ] delivers candidate radio firmware to Danger
[ * ]	Sharp ships ([ * ]) early PVT0 units for memory testing to Danger
[ * ]	Sharp ships out ([ * ])PVT0 units to Danger
[ * ]	Software Feature Complete declare (Danger)
[ * ]	Final Candidate Firmware from [ * ] delivered to Sharp & Danger
[ * ]	Alpha OS software declare (Danger)
[ * ]	Sharp ships out ([ * ]) PVT2 units to Danger
[ * ]	Beta OS software declare (Danger)
[ * ]	(RC) Release Candidate OS software available (Danger)
[ * ]	Factory Package to be delivered to Sharp (Danger)
[ * ]	Sharp submits final units to T-Mobile for testing
[ * ]	[ * ] approves S1 hardware (proceed with production start)
[ * ]	Sharp ships out ([ * ]) Pre-Production Unit to Danger
[ * ]	[ * ] approves S1 software and issues Terminal Approval (TA)
[ * ]	Sharp ships initial [ * ] units to [ * ] distribution center
[ * ]	Commercial Launch of S1 by [ * ]

4. Prototypes.

Sharp shall provide Danger with the following S1 prototype devices and also provide details all hardware changes between revisions. Upon Danger’s request for additional prototype units, Sharp shall provide such units to Danger at [ * ] For Sharp’s providing the additional prototype units, the delivery schedule and pricing will be mutually agreed upon between both Danger and Sharp. Therefore the total requested Danger quantity of prototype devices is:

Device	Number [ * ]	Number [ * ]
DVT0	[ * ]	[ * ]
DVT1	[ * ]	[ * ]
PVT0	[ * ]	[ * ]
PVT2*	[ * ]	[ * ]

In addition, Sharp made available to Danger the following additional number of units free of charge. This is a [ * ] beyond the requirement of [ * ] free units in the Agreement.

Device	Number [ * ]
EVT1	[ * ]
Early PVT0 (for memory testing)	[ * ]

5. Technical Contacts.

Danger		Sharp
Name:	[ * ]	Name:	[ * ]
Title:	SVP of Engineering	Title:	Division General Manager, Wireless Convergence division of ICSG
Tel:	[ * ]	Tel:	[ * ]
Email:	[ * ]	Email:	[ * ]

6. Test Plan.

3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The parties have identified the regulatory and industry tests listed below for the commercial launch of S1 in the United States. Additional testing, including those for carrier approval processes, may also be required. Pursuant to Section 4.3(f)(i) of the Agreement, Sharp shall, at its expense, conduct such tests and Danger shall provide Sharp with reasonable support (described in more detail below) at no charge (except for reimbursement of Danger’s out-of-pocket expenses which Sharp must agree in advance).

The parties shall share testing costs as follows:

PTCRB, Testing. [ * ] shall pay for the lab time testing costs recommended by [ * ] (“X hours”) + up to [ * ] hours of additional lab time for follow-up testing. The additional testing (up to [ * ] hours) is to be expected as follow-up on the initial [ * ] testing. If additional testing, above X + [ * ] hours (“Overtime”), is required [ * ], then [ * ] will pay the Overtime test costs. [ * ] pay for Overtime test costs related to [ * ] issues. If Overtime testing is required because of [ * ] software defects, then Sharp and Danger will request [ * ] to pay for such Overtime test costs. If [ * ] refuses, Sharp shall manage [ * ] to reach a suitable resolution.

Note: the [ * ] estimate for testing will need to be confirmed by Danger and Sharp as a reasonable estimate.

(a) Carrier Testing. [ * ] will pay for up to [ * ] hours testing lab time for each carrier. (This includes, but is not limited to costs of [ * ] for [ * ]). Additional testing needed above [ * ] hours will be paid for by [ * ]; however, if it is determined that the problem causing the need for such additional testing is [ * ], then [ * ] shall reimburse [ * ] for the costs of such additional testing. For carrier customers to whom Danger provides S1 directly, [ * ] be responsible for any of the expenses for the carrier approval testing, unless otherwise agreed upon in writing by Danger and Sharp.

(b) FCC Testing. [ * ] shall pay for all [ * ] test costs.

Danger shall provide the following support for testing:

Danger will provide full support to Sharp Corporation in the area of compliance testing and certification, utilizing the experience gained on previous Danger projects. Danger will provide a specification document providing details of government regulatory and specific industry mandatory requirements that must be met in order to ship a product. Sharp will provide Danger with a copy of all pre-compliance (internal) as well as official test results and reports (external) obtained as part of the compliance verification process.

For GSM industry approval (PTCRB), Danger will supply engineering resources to attend the testing on-site without charge for any testing booked at [ * ] at [ * ]. Engineering resources may be available to support testing at other laboratories (including [ * ] in [ * ]) and locations provided that Sharp Corporation covers any travel related expenses for Danger’s Palo Alto, CA based personnel. Any travel related expenses shall be discussed and confirmed with Sharp prior to being incurred. In addition, Danger will provide feedback and analysis of test results obtained by Sharp throughout the product development cycle to aid the resolution of any test failures that occur.

Danger will have the right to use the test results internally for product management and planning purposes. In the event that Danger wishes to disclose this data for the purpose of establishing new carrier customers, Danger shall acquire Sharp’s written consent in advance.

The following schedule is based on the agreed schedule of [ * ]/Danger/Sharp.

Government Regulation

Category	Description / Title	Owner	Schedule
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
	[ * ]	[ * ]	[ * ]

Industry Certification

Category	Description / Title	Owner	Schedule
[ * ]	[ * ]	[ * ]	[ * ]

4

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

*	Danger shall assist Sharp in conducting the test.

7. Danger Technology.

For this S1 Project Plan, the following Danger Software is licensed to Sharp under the terms of the Agreement: Danger Client Software - Based on hiptop OS and Software Release 3.3 or its successors.

For this S1 Project Plan, the hardware design of the S1 Product, including the “hinge” design for use in S1, will be considered Sharp Design Technology.

8. Sales and Marketing Terms.

(a) Sharp and Danger shall meet quarterly to develop and implement a sales plan for S1 that will include but not be limited to the following:

i. A list of prospective carrier/operators as well as key contacts at those operators.

ii. A schedule of joint sales calls with key influencers and decision makers at these prospect accounts. Sharp and Danger will make sales staff available for at least 1 sales call per prospective account per quarter.

iii. A plan for internal user trials, technical trials, end user trials and market trials for these prospects.

iv. Developing and proactively presenting proposals for commercials terms to each of the prospective carriers/operators as appropriate during the sales process.

(b) If the parties agree to make the S1 Product available outside of North America, Sharp shall provide [ * ] production units of S1 for pre-sales marketing and technical feasibility trials to prospective carrier customers that the parties mutually agree to. Sharp shall provide such units to the prospective carrier customers directly, but in cooperation with Danger which shall provide appropriate software and service accounts for the units.

9. Other Product Details.

(a) Hardware Design Changes.

In the event that Sharp decides to change any portion of hardware (including but not limited to mechanical or electrical changes) that has any software impact, Sharp shall provide a reasonable number of additional units free of charge to Danger for testing. The number of additional units shall be mutually agreed to by the parties.

(b) Design Patent.

Sharp agrees to file application(s) for design patent(s)/design registration rights on the S1 exterior design in order to prevent the sale and distribution of imitation models by third parties. Sharp will prepare applications for design patent(s) at Sharp’s cost. The design patents shall be filed in Sharp’s name as Sharp is responsible for the S1 hardware design.

(c) Manufacturing Rights.

The terms and conditions related to Sharp’s Manufacturing Rights for S1 shall be governed by 6.6 of the Agreement.

(d) Software License Fees.

The Parties agree that following third party licensing costs are to be included in the handset pricing to operators:

1. [ * ]

5

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Sharp shall pay the licensing fees directly to the aforementioned third parties, or with Danger’s prior agreement, may reimburse Danger after Danger pays.

If future carrier customer requirements require payment of third party costs in addition to those identified above, Danger and Sharp shall discuss how to allocate such costs. For example, if a new royalty bearing feature is requested by a Carrier and [ * ] has a [ * ] for such additional [ * ] (e.g. [ * ] then the parties may agree for [ * ]. However, if due to Carrier or technical requirements the feature must be [ * ], then the parties may agree to have [ * ]. [ * ] shall not have to pay any such additional royalty for a new feature [ * ] unless [ * ] agrees in writing to pay such royalty. The parties shall discuss any such royalty prior to implementation of the feature.

Notwithstanding the foregoing, the parties shall remain liable for certain intellectual property infringement matters (e.g. litigation costs, damages, and license fees, if any) as stated in the Agreement and this Product Plan.

SHARP CORPORATION		DANGER, INC.

By:	/s/ Masami Ohbatake	By:	/s/ Henry R. Nothhaft
	Masami Ohbatake		Henry R. Nothhaft
	Group General Manager		Chairman & Chief Executive Officer

6

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A-4

SHURIKEN Product Plan

This Exhibit A-4 is executed by Danger, Inc. (“Danger”) and Sharp Corporation (“Sharp”) pursuant to Section 3.2 of the Master Manufacturing and Distribution Agreement by and between Danger and Sharp dated as of April 28, 2004 (the “Agreement”). This Exhibit, when executed by the Parties, shall be binding on the Parties, shall constitute part of the Agreement, and shall be subject to the terms and conditions thereof. All capitalized terms used herein and not otherwise defined in this Exhibit shall have the meanings ascribed to them in the Agreement. In the event of any inconsistencies between the terms of this Exhibit and the terms of the Agreement, the terms of the Exhibit shall be controlling.

1. Product Name.

SHURIKEN (also known as the PV250 M2HD Series).

In the event the Parties choose to sell SHURIKEN outside of North America they will allocate costs associated with testing and launching for international markets as they’ve done for previous Products.

2. Product Specifications.

Sharp shall be primarily responsible for the SHURIKEN Hardware Specification. Danger shall be primarily responsible for the SHURIKEN Software Specification. Each side shall provide support to the other in its area of responsibility as reasonably requested.

HARDWARE SPECIFICATION: Sharp

Size	Approx. (W)130 x (D)61 x (H)18mm

Color	Blue w/ Blue “Mood” LED (PV250A) Brown w/ Blue “Mood” LED (PV250B)

Weight	Approx. 164g with battery pack / without SIM/ microSD

CPU	TI: OMAP Application Processor (OMAP331) ARM9 core./Bus16bit

Built-in RF	Enfora Keystone radio module, Quad-band radio (850/900/1800/1900MHz)

Built-in Bluetooth	Bluetooth Ver.2.0 compliant, Class2 Support for Bluetooth Headset, Hands Free, Object push

LCD Display Module	Size: 3.0” Resolution: WQVGA 400(H) * RGB * 240(V) pixels Colors: 65,536 Technology: Mobile ASV, TFT Backlight: LED type, 3-step adjustment (excluding the backlight-off mode) Brightness: Max 250cd/m2”

Light Sensor	Yes

CAMERA	1/4 inch C-MOS Sensor (Fixed focus) 1280 x 1024 (SXGA : 1.3M pixel) Lens : 3 plastics

Camera FLASH LED	White LED, 10cd (max)

Flash ROM	512Mbit NAND Flash ROM

RAM	512Mbit DDRSDRAM

SD Slot	Single Micro-SD card slot

USB port (Client)	Mini B connector, USB Version 2.0

KEY	QWERTY key board: 47 keys Command button * 4 pcs, D-PAD TRACK Ball with LEDs (RGB), Page UP/DOWN Side button: Power, Volume +/-, Shoulder Left/Right

Battery Lock Switch	Yes (Electrical switch included)

RGB LED (for Trackball)	RGB LED (separate RGB on trackball flex)

Keyboard Back Light LED	White LED *4pcs

Illumination(Mood) LED	Blue *4pcs for both models:PV250A/PV250B

Charge LED	LED 1 piece (Color : Orange )

Main Battery	Li-ion battery, 1540mAh (User exchangeable, new battery)

1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Battery life
Standby	Approx. 144Hrs (6days)
Talk (Voice / Data)	Approx. 5Hrs

Charge time: 4 hours estimated (RF off and standby mode)

Ringer / Receiver Speaker	Combo speaker (16mm, Ringer and Receiver) Located on the top side of the unit (Under D-pad)

Vibrator	Yes

Microphone	Monaural microphone Located on the lower left side of the unit.

Audio jack	3.5mm plug. Supports stereo headset with monaural microphone and one Button (The headset shipped with SHURIKEN)

Headset	Stereo headset with microphone and hook button

Carrying Case	Yes

AC charger	Input: 100V - 240V AC, 50/60 Hz Output: 5.5 V DC, 1A,USB Mini B type plug

Other accessories	Battery pack (1540mAh)x1, manual folder x1, start guide fold-out poster x 1 , reference guidex1, T’s&C’s Limited warranty x 1, USB cable x1, headset x 1,AC Adapter x1, 128MB microSD memory card x1, carrying case x1

Software Security	External interfaces accessible by the end user must not permit loading of unauthorized software (e.g. JTAG pads not accessible without disassembly of device; USB boot loader not enabled without disassembly of device, except by Danger Software).

SOFTWARE SPECIFICATION: Danger

OS	Based on hiptop OS and Software Release 4.4

Phone	Supports handheld, hands-free, and speakerphone modes Customizable ringtones and Caller ID images Voicemail, Call forwarding, Hold, Mute, Multi-party calling Call log

Web Browser	HTML 4.0 Web Browser, SSL Support, JavaScript Support, Cookies support

E-Mail Client

Push email solution (“Instant email”)

Fetch from device account and up to 3 POP3/IMAP accounts

Transcoding support for of MS Word, Adobe Acrobat & Image attachments

Playback support for WAV sound file attachments

Save Image attachments to Image Gallery

SMS	Short Message Service (SMS) Store messages on device or SIM Card Send/Receive Concatenated SMS Delivery Reports Reply Request

MMS	Multimedia Messaging Service (MMS) (Optional, per carrier) Compose MMS with up to 3 slides Include a picture, sound, or a 20 second voice note on each slide. Digital Rights Management: Forward Lock

Instant Messaging	AIM, MSN Messenger and Yahoo Messenger clients available (Optional, at additional cost to Carriers) Full Buddy List functionality, Instant Buddy List updates

PIM Applications*	Address Book, Contact sharing through Send/Receive of vCards, Calendar, To Do, Notes, Web interface for PC access to data

“My Faves” Application	Included for T-Mobile USA units

Image gallery	Stores up to 1.75 MBof image data in device, Can be used for Photo Caller ID, attach image to email, IM buddy icon, My Faves.

Gaming & Entertainment	Bob’s Journey (optional per carrier) Premium Download Manager supports purchase and management of Ringtones and Applications

2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ * ] Support	Parties to determine whether [ * ] features will be supported on the Product (e.g. not supported, [ * ]) and the means for delivering the features to Product already shipped.

3. Development Schedule.

Below are the key milestone dates that the Parties commit to meet for the SHURIKEN project. Sharp shall manage and be responsible for the development, testing and production schedules for the SHURIKEN hardware. Danger shall manage and be responsible for the development and testing schedules for the SHURIKEN software. The parties shall collaborate and share scheduling information.

Date	Milestones for T-Mobile USA
[ * ]	Sharp ships out ([ * ]) EVT2 to Danger w/Sharp USB charging rework
[ * ]	Sharp ships out ([ * ]) EVT3 PCB units to Danger
[ * ]	Sharp ships out ([ * ]) EVT3(Navi-style) units to Danger
[ * ]	Sharp ships out ([ * ]) EVT3 handmade cabinet unit to Danger
[ * ]	Software Feature Complete declared on EVT2 (except mood lights)
[ * ]	Software Alpha declared on DVT
[ * ]	Sharp ships ([ * ]) DVT1 to Danger
[ * ]	Sharp ships out ([ * ]) PVT1 units to Danger
[ * ]	Sharp ships out ([ * ]) PVT2 units to Danger
[ * ]	Software Beta declared on PVT1
[ * ]	Software Release for Test Cycle 1
[ * ]	Software Release Candidate for Test Cycle 2
[ * ]	Software Release for Test Cycle 3 and Factory Package delivered to Sharp
[ * ]	Sharp ships out ([ * ]) PP units to Danger
[ * ]	Sharp submits final units to [ * ] for testing
[ * ]	[ * ] approves Shuriken hardware (proceed with production start)
[ * ]	[ * ] approves Shuriken software and issues Terminal Approval (TA)
[ * ]	Mass Production starts
[ * ]	Sharp ships initial [ * ] units to T-Mobile distribution center
[ * ]	Commercial Launch of Shuriken by [ * ]

4. Prototypes.

Sharp shall provide Danger with the following SHURIKEN prototype devices and also provide details of all hardware changes between revisions. For Sharp’s providing the additional prototype units, the delivery schedule and pricing will be mutually agreed upon between both Danger and Sharp. Therefore, at the time this Product Plan is executed, the total requested Danger quantity of prototype devices is:

Device	Number [ * ]	Number [ * ]
EVT2	[ * ]	[ * ]
EVT3	[ * ]	[ * ]
DVT1	[ * ]	[ * ]
PVT1	[ * ]	[ * ]
PVT2	[ * ]	[ * ]
PP	[ * ]	[ * ]

In addition, Sharp made available to Danger the following additional number of units [ * ] to accelerate the development schedule of software. This is a [ * ] beyond the requirement of [ * ] in the Agreement.

Device	Number Free of Charge
EVT3 (NAVI-style)	[ * ]
DVT1	[ * ]

3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5. Technical Contacts.

Danger		Sharp
Name:	Les Hamilton	Name:	[ * ]
Title:	SVP of Engineering	Title:	[ * ]
Tel:	650-289-6605	Tel:	[ * ]
Email:	les@danger.com	Email:	[ * ]

6. Test Plan.

The parties have identified the regulatory and industry tests listed below for the commercial launch of SHURIKEN in the United States. Additional testing, including those for carrier approval processes, may also be required. Pursuant to Section 4.3(f)(i) of the Agreement, Sharp shall, at its expense, conduct such tests and Danger shall provide Sharp with reasonable support (described in more detail below) at no charge (except for reimbursement of Danger’s out-of-pocket expenses which Sharp must agree in advance).

The parties shall share testing costs as follows:

PTCRB, Testing. [ * ] shall pay for the lab time testing costs recommended by the PTCRB approved test lab selected by Sharp (“X hours”) + up to [ * ] hours of additional lab time for follow-up testing. The additional testing (up to [ * ] hours) is to be expected as follow-up on the initial testing. If additional testing, above X + [ * ] hours (“Overtime”), is required [ * ], then [ * ] will pay the Overtime test costs. [ * ] pay for Overtime test costs related to [ * ] issues. If Overtime testing is required because of [ * ] software defects, then Sharp and Danger will request [ * ] to pay for such Overtime test costs. If [ * ] refuses, Sharp shall manage [ * ] to reach a suitable resolution.

Note: the test lab’s estimate for testing will need to be confirmed by Danger and Sharp as a reasonable estimate.

(a) Carrier Testing. [ * ] will pay for up to [ * ] hours testing lab time for each carrier. (This includes, but is not limited to costs for [ * ]’s test lab). Additional testing needed above [ * ] hours will be paid for by [ * ]; however, if it is determined that the problem causing the need for such additional testing is [ * ], then [ * ] shall reimburse Sharp for the costs of such additional testing. For carrier customers to whom Danger provides Shuriken directly, [ * ] be responsible for any of the expenses for the carrier approval testing, unless otherwise agreed upon in writing by Danger and Sharp.

(b) Legally Required Tests. Sharp shall pay for all legally required test and approval costs (e.g. FCC/IC).

Danger shall provide the following support for testing:

Danger will provide full support to Sharp Corporation in the area of compliance testing and certification, utilizing the experience gained on previous Danger projects. Sharp will provide Danger with a copy of all pre-compliance (internal) as well as official test results and reports (external) obtained as part of the compliance verification process.

For GSM industry approval (PTCRB), will be managed by Sharp and [ * ]. Danger will supply engineering resources to attend the testing on-site without charge for any testing booked at [ * ] at [ * ]. Engineering resources may be available to support testing at other laboratories (including [ * ] in the [ * ]) and locations provided that Sharp Corporation covers any travel related expenses for Danger’s Palo Alto, CA based personnel. Any travel related expenses shall be discussed and confirmed with Sharp prior to being incurred. In addition, Danger will provide feedback and analysis of test results obtained by Sharp throughout the product development cycle to aid the resolution of any test failures that occur.

Danger will have the right to use the test results internally for product management and planning purposes. In the event that Danger wishes to disclose this data for the purpose of establishing new carrier customers, Danger shall acquire Sharp’s written consent in advance.

The following schedule is based on the agreed schedule of [ * ]/Danger/Sharp.

Government Regulation

Category	Description / Title	Owner	Schedule
[ * ]	[ * ]	[ * ]

4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

	[ * ]	[ * ]
	[ * ]	[ * ]
	[ * ]	[ * ]
	[ * ]	[ * ]
	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

Industry Certification

Category	Description / Title	Owner	Schedule
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

*	Danger shall assist Sharp in conducting the test.
**	The parties shall work together to resolve [ * ] issues. Sharp shall manage [ * ] to ensure that the [ * ] meets FTA requirements. Danger shall provide Sharp with reasonable assistance in evaluating [ * ] issues.

7. Technology.

For this SHURIKEN Project Plan, the following Danger Software is licensed to Sharp under the terms of the Agreement: Danger Client Software—Based on hiptop OS and Software Release 4.4 or its successors.

For this SHURIKEN Project Plan, the hardware design of the SHURIKEN Product, including the “hinge” design for use in SHURIKEN, will be considered Sharp Design Technology. Danger agrees not to assert any of Danger’s “hinge” related patents or require fees from Sharp for such patent rights for Sharp’s manufacture and sale of the Product.

8. Sales and Marketing Terms.

(a) Sharp and Danger shall meet quarterly to develop and implement a sales plan for SHURIKEN that will include but not be limited to the following:

i. A list of prospective carrier/operators as well as key contacts at those operators.

ii. A schedule of joint sales calls with key influencers and decision makers at these prospect accounts. Sharp and Danger will make sales staff available for at least 1 sales call per prospective account per quarter.

iii. A plan for internal user trials, technical trials, end user trials and market trials for these prospects.

iv. Developing and proactively presenting proposals for commercials terms to each of the prospective carriers/operators as appropriate during the sales process.

(b) If the parties agree to make the SHURIKEN Product available outside of North America, Sharp shall provide [ * ] production units of SHURIKEN for pre-sales marketing and technical feasibility trials to prospective carrier customers that the parties mutually agree to. Sharp shall provide such units to the prospective carrier customers directly, but in cooperation with Danger which shall provide appropriate software and service accounts for the units.

5

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9. Other Product Details.

(a)	Hardware Design Changes.

In the event that Sharp decides to change any portion of hardware (including but not limited to mechanical or electrical changes) that has any software impact, Sharp shall provide a reasonable number of additional units free of charge to Danger for testing. The number of additional units shall be mutually agreed to by the parties. In addition, the software development schedule will be reasonably adjusted for any hardware changes that have software impact.

(b)	Design Patent.

Sharp agrees to file application(s) for design patent(s)/design registration rights on the SHURIKEN exterior design in order to prevent the sale and distribution of imitation models by third parties. Sharp will prepare applications for design patent(s) at Sharp’s cost. The design patents shall be filed in Sharp’s name as Sharp is responsible for the SHURIKEN hardware design.

(c)	Manufacturing Rights.

The terms and conditions related to Sharp’s Manufacturing Rights for SHURIKEN shall be governed by 6.6 of the Agreement.

(d)	License Fees.

The Parties agree that following third party licensing costs are to be included in the handset pricing to operators:

1. [ * ]

Sharp shall pay the licensing fees directly to the appropriate third parties, or with Danger’s prior agreement, may reimburse Danger after Danger pays. Sharp also agrees to [ * ] connection with any of the above technologies. Except as related to the technologies above and Sharp’s obligations under Section [ * ] and [ * ] of the Agreement, Sharp shall have no [ * ] for applications that Danger makes available to Subscribers through [ * ] [ * ] shall not have to pay any such additional [ * ] unless [ * ] agrees in writing to pay such royalty. The parties shall discuss any such royalty prior to implementation of the feature.

Regarding [ * ], the parties acknowledge that Sharp’s responsibility to pay royalties for the entire shipment quantity is contingent on Sharp’s approval of the [ * ] for the Product, such approval not to be unreasonably withheld. The parties shall mutually agree to specifications and test files to judge the [ * ] quality. In any event, Sharp’s shipment of a Product with [ * ] shall constitute its approval. If a Carrier elects not to have [ * ] included in or delivered via OTA update to units it purchases [ * ], then Sharp shall not be required to pay [ * ] royalties on such units. For future products, the parties shall discuss the allocation of royalties for [ * ] features and determine which party is responsible for such royalties in the Product Plan for such future product.

Notwithstanding the foregoing, the parties shall remain liable for certain intellectual property infringement matters (e.g. litigation costs, damages, and license fees, if any) as stated in the Agreement and this Product Plan.

Sharp acknowledges that the [ * ] technology and the [ * ] technology are owned by [ * ] and cannot be used or distributed further without a license from [ * ] or a [ * ]

SHARP CORPORATION		DANGER, INC.

By:	/s/ Masami Ohbatake	By:	/s/ Henry R. Nothhaft
	Masami Ohbatake		Henry R. Nothhaft
	Group General Manager		Chairman & Chief Executive Officer

6

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

DANGER MARKS

Danger®

hiptop®

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT C

SHARP MARKS

Sharp®

Sharp Corporation

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.